As filed with the Securities and Exchange Commission on February 24, 2010
Registration No.: 333-158703

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 8

to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	506	54-1890464
(State or other jurisdiction of	(Primary SIC Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

20110 Ashbrook Place
Suite 130
Ashburn, Virginia 20147
(703) 674-5500

(Address, including zip code, and telephone number, including area code, of principal executive offices)

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Gersten Savage LLP
Jay Kaplowitz, Esq.
Arthur Marcus, Esq.
Paula Pescaru, Esq.
600 Lexington Avenue
New York, NY 10022-6018
Tel: (212) 752-9700 Fax: (212) 980-5192

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

The total number of shares of common stock (including shares of common stock underlying warrants) registered is 32,800,000. The registration fee for 32,800,000 shares was paid with the initial filing of the registration statement and prior amendments.

This Registration Statement shall also cover any additional shares of our common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar adjustments.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Dated February 24, 2010

Up to 16,000,000 Shares of Common Stock together with 16,000,000 Common Stock Purchase Warrants

And

Up to 800,000 Shares of Common Stock Underlying Placement Agent Warrants

This prospectus relates to the offering of 16,000,000 shares of our common stock, $0.001 par value (the “Shares”) accompanied by 16,000,000 common stock purchase warrants (the “Warrants”) on a best efforts basis at a fixed price between $0.07 and $0.30 cents per Share and an exercise price per Warrant equal to 150% of the final offering Share price, and accordingly, we would receive gross proceeds of up to $1,120,000, assuming sales at $0.07 per Share, or up to $4,800,000, assuming sales at $0.30 per Share, in the event that we sell all of  these Shares.  The shares of common stock underlying the Warrants are being registered pursuant to the registration statement of which this prospectus forms a part. In the event that we are only able to sell (a) 75% or 12,000,000 of the offered Shares, we would receive gross proceeds of $840,000 assuming sales at $0.07 per Share, or $3,600,000 assuming sales at $0.30 per Share; (b) 50% or 8,000,000 of the offered Shares, we would receive gross proceeds of $560,000 assuming sales at $0.07 per Share, or $2,400,000 assuming sales at $0.30 per Share; (c) 25% or 4,000,000 of the offered Shares, we would receive gross proceeds of $280,000 assuming sales at $0.07 per Share, or $1,200,000 assuming sales at $0.30 per Share; or (d) 10% or 1,600,000 of the offered Shares, we would receive gross proceeds of $112,000 assuming sales at $0.07, or $480,000 assuming sales at $0.30. Each Share is accompanied by one Warrant to purchase one additional share of common stock. This prospectus also relates to the registration of up to 800,000 shares of common stock underlying Placement Agent Warrants described below. We will receive additional proceeds from any exercise of the Warrants and the Placement Agent Warrants described below.

There is no minimum number of Shares and accompanying Warrants that must be sold in this offering and, as a result, we may receive no proceeds or very minimal proceeds from the sale of the Shares and accompanying Warrants.  Proceeds that we receive from the offering of Shares and accompanying Warrants will not be placed into escrow.

Each Warrant will entitle an investor to purchase one share of our common stock for 150% of the final offering Share price, commencing on the sixth month anniversary of such investor's purchase of the Shares and accompanying Warrants (the “Purchase”), and expiring on the three year anniversary of the Purchase.

The offering will commence promptly after the date of this prospectus and close no later than 90 days after the date of this prospectus.  However, we may extend the offering, in our sole discretion and without notice, for up to 90 days following the expiration of the first 90-day offering period.  We will pay all expenses incurred in this offering.

This offering is a self-underwritten offering and there will be no underwriter involved in the sale of the Shares and accompanying Warrants.  We intend to offer the Shares and accompanying Warrants through our officers and directors who will not be paid any commission for such sales.   We have also retained Westminster, a division of Hudson Securities Inc. (OTCBB: HDHL), as our placement agent (the “Placement Agent”) to use their best efforts to solicit offers to purchase our Shares and accompanying Warrants in this offering. The Placement Agent is not purchasing the Shares and accompanying Warrants offered by us, and is not required to sell any specific number or dollar amount of Shares and accompanying Warrants, but will assist us in this offering on a “best efforts” basis.

	Per Share and Accompanying Warrant	Total
Maximum Offering Price [1]	$0.30	$4,800,000
Placement Agent’s Fees [1]	$0.024	$384,000
Maximum Offering Proceeds before expenses [1]	$0.30	$4,800,000

[1]
The Placement Agent will receive a 8% cash fee from the gross proceeds received from the sale of the Shares and accompanying Warrants (subject to certain limitations), warrants to purchase an aggregate of 5% of the total Shares sold in this offering (the “Placement Agent Warrants”) and an expense allowance of 2% of the proceeds of this offering, but in no event more than $35,000. For more information related to our arrangement with the Placement Agent, please see “Plan of Distribution” at page 10.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “SCLD.OB”.  On February 19, 2010, the closing price of our common stock was $0.11.  There is no public market for our Warrants and we have not applied for listing or quotation on any public market. We have arbitrarily determined the exercise price per Warrant offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.

Our business is subject to many risks and an investment in our Shares and the accompanying Warrants will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning at page 4 before investing in the Shares and accompanying Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2010

TABLE OF CONTENTS

GENERAL

As used in this prospectus, references to “the Company,” “SteelCloud,” “we,” “our,” “ours” and “us” refer to SteelCloud, Inc. and its consolidated subsidiaries, unless otherwise indicated.  In addition, references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: our ability to obtain financing in the short term, general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

WHERE YOU CAN FIND US

Our principal executive offices are located at 20110 Ashbrook Place, Suite 130, Ashburn, Virginia 20147.  Our telephone number is (703) 674-5500, our fax number is (703) 450-0407 and our website address is www.steelcloud.com . The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

ABOUT OUR BUSINESS

Founded in 1987, we are a developer of mobility software solutions primarily for the Research In Motion® (“RIM”) Blackberry market. We design and integrate our software into specialized server appliances targeted at the Federal Government and in particular the Department of Defense (“DoD”), public sector, commercial, and remote hosting customers.

We were originally incorporated as Dunn Computer Operating Company on July 27, 1987 under the laws of the Commonwealth of Virginia.  On February 26, 1998, Dunn Computer Corporation ("Dunn") was formed and incorporated in the Commonwealth of Virginia to become a holding company for several entities including Dunn Computer Operating Company.  On May 15, 2001, our shareholders approved an amendment to our Articles of Incorporation to change our corporate name from Dunn Computer Corporation to SteelCloud, Inc.  On December 31, 2003, Dunn was merged with and into SteelCloud.

THE OFFERING

Securities Offered
We are offering up to 16,000,000 shares of our common stock, $0.001 par value (the “Shares”) together with 16,000,000 common stock purchase warrants (the “Warrants”) on a best efforts basis at a fixed price between $0.07 and $0.30 cents per Share and an exercise price per Warrant equal to 150% of the final offering Share price, and accordingly, we would receive gross proceeds of up to $1,120,000, assuming sales at $0.07 per Share, or up to $4,800,000, assuming sales at $0.30 per Share, in the event that we sell all of these Shares.  In the event that we are only able to sell (a) 75% or 12,000,000 of the offered Shares, we would receive gross proceeds of $840,000 assuming sales at $0.07 per Share, or $3,600,000 assuming sales at $0.30 per Share; (b) 50% or 8,000,000 of the offered Shares, we would receive gross proceeds of $560,000 assuming sales at $0.07 per Share, or $2,400,000 assuming sales at $0.30 per Share; (c) 25% or 4,000,000 of the offered Shares, we would receive gross proceeds of $280,000 assuming sales at $0.07 per Share, or $1,200,000 assuming sales at $0.30 per Share; or (d) 10% or 1,600,000 of the offered Shares, we would receive gross proceeds of $112,000 assuming sales at $0.07, or $480,000 assuming sales at $0.30 per share. Each Share is accompanied by one Warrant to purchase one additional share of common stock.

There is no minimum number of Shares that must be sold in this offering and, as a result, we may receive no proceeds or very minimal proceeds from the sale of the Shares and accompanying Warrants.  Proceeds that we receive from the offering of Shares and accompanying Warrants will not be placed into escrow.

We have retained Westminster, a division of Hudson Securities Inc. (OTCBB: HDHL), as our placement agent (the “Placement Agent”) to use their best efforts to solicit offers to purchase our Shares and accompanying Warrants in this offering. The Placement Agent will receive a 8% cash fee from the gross proceeds of the sale of the Shares and accompanying Warrants (subject to certain limitations), Placement Agent Warrants to purchase 5% of the total Shares sold in this offering, and an expense allowance of 2% of the proceeds of this offering, but in no event more than $35,000. For more information related to our arrangement with the Placement Agent, please see “ Plan of Distribution ” at page 10.

We intend to use the net proceeds received from the sale of the Shares and accompanying Warrants pursuant to this best efforts offering for general working capital purposes.

Shares Underlying Placement Agent Warrants	We are also registering up to 800,000 shares of our common stock, $0.001 par value, underlying the Placement Agent Warrants.

Shares Outstanding Prior to the Offering	16,040,001, as of February 19, 2010.

Share to be Outstanding After the Offering	32,040,001 (assuming all Shares are sold but excluding shares of common stock issuable upon exercise of the Warrants and the Placement Agent Warrants).

Dividend Policy	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Warrants Outstanding Prior to the Offering	1,465,000, as of February 19, 2010.

Warrants to be Outstanding After the Offering:	18,265,000 (assuming all (a) Shares and accompanying Warrants are sold, and (b) 800,000, representing the maximum amount of Placement Agent Warrants issuable to the Placement Agents, are issued).

Use of Proceeds:	Proceeds from this offering will be used for general working capital purposes.

Over-the-Counter Bulletin Board Symbol	Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “SCLD.OB”. Please see “Market for Registrant’s Common Equity, Related Stockholder Matters ” at page 21.

Risk Factors:	See “ Risk Factors ” beginning at page 4 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL DATA

The following summary financial information includes statement of expenses and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with “ Management’s Discussion and Analysis of Financial Condition and Results of Operation ” and the financial statements and accompanying footnotes included in this prospectus.

Our financial situation creates substantial doubt as to whether we will be able to continue as a going concern.

Statement of Operations

	Year Ended October 31,
	2008	2009

Consolidated Statement of Operations Data:
Total Revenues	$4,585,754	$1,519,899
Gross profit	842,517	451,088
Loss from continuing operations	(3,441,848)	(2,940,864)
Net loss	(2,759,562)	(3,736,562)
Basic and diluted loss per share	$(0.19)	$(0.24)
Weighted average shares outstanding	14,493,215	15,615,817

Balance Sheet Data

	At October 31,
	2008	2009

Consolidated Balance Sheet Data:
Working capital (deficit)	$1,680,645	$(576,350)
Total assets	4,051,949	567,113
Long-term debt	139,958	270,461
Total liabilities	1,435,703	1,240,340
Stockholders' equity (deficit)	2,616,246	(673,227)

RISK FACTORS

An investment in our Shares and accompanying Warrants involves a high degree of risk. You should carefully consider the risks described below and the other information set forth in this prospectus before deciding to purchase the securities offered in this best efforts offering. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently consider immaterial may also adversely affect our business. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected. In this case, you could lose all or part of your investment.

Risks Related to our Securities

Our common stock may be subject to substantial price and volume fluctuations due to a number of factors, many of which are beyond our control, that may prevent our stockholders from reselling our common stock at a profit.

The securities markets have experienced significant price and volume fluctuations in recent months and the market price of our common stock has been volatile. This market volatility, as well as general economic, market or political conditions, has, and could continue to, reduce the market price of our common stock. In addition, our operating results could be below the expectations of public market analysts and investors, and in response the market price of our common stock could decrease significantly. Investors may be unable to resell their shares of our common stock for a profit. The decline in the market price of our common stock and market conditions generally may adversely affect our ability to raise additional capital.

As a “thinly-traded” stock, large sales can place downward pressure on our common stock price.

Our common stock, despite certain increases of trading volume from time to time, is generally considered “thinly traded.” Financing transactions resulting in a large number of newly issued shares that become readily tradable, or other events that cause current stockholders to sell shares, could place downward pressure on the trading price of our common stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our common stock.

Because we are now subject to “penny stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission (the “SEC”). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. As a result of our delisting from the NASDAQ Capital Market, we are now subject to these requirements, and the level of trading activity, if any, in the secondary market for our common stock may be reduced as a result.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock.  As a result, a stockholder may be unable to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his, her or its investment.

The offering of the Shares and accompanying Warrants is a self-underwritten offering.

This offering of Shares and accompanying Warrants is a self-underwritten offering, which means that we will offer the shares through our officers, directors and the Placement Agent. This offering does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus.   Although we have engaged a Placement Agent to use their best efforts to solicit offers to purchase Shares and Warrants in this offering, we can offer no assurance that our officers, directors or the Placement Agent will be successful in selling all or any of the Shares and accompanying Warrants offered hereby.

We may issue more shares in connection with a merger or acquisition; this would result in substantial dilution to you.

Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business transaction, combination or otherwise, dilution to the interests of our stockholders will occur and the rights of our stockholders may be materially adversely affected.

Fluctuations in our quarterly operating results may cause the market price of our common stock to fluctuate.

Our operating results have in the past fluctuated from quarter to quarter and we expect this trend to continue in the future. As a result, the market price of our common stock could be volatile. In the past, following periods of volatility in the market price of stock, many companies have been the object of securities class action litigation. If we were to be sued in a securities class action, it could result in substantial costs and a diversion of management's attention and resources which could adversely affect our results of operations.

Our Board of Directors has the power to designate a series of preferred stock without shareholder approval that could contain conversion or voting rights that adversely affect the voting power of holders of our common stock.

Our Articles of Incorporation authorizes issuance of capital stock including 2,000,000 undesignated preferred shares, and empowers our Board of Directors to prescribe by resolution and without shareholder approval a class or series of undesignated shares, including the number of shares in the class or series and the voting powers, designations, rights, preferences, restrictions and the relative rights in each such class or series.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Risks Related to Our Company

Our auditors have expressed doubt regarding our ability to continue as a going concern.

The report of our independent registered public accounting firm on our consolidated financial statements for the fiscal year ended October 31, 2009 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our history of net losses.  We have had recurring annual operating losses since our fiscal year ended October 31, 2004.  We expect that such losses will continue at least until our fiscal year ending October 31, 2010.

We cannot offer assurances that any of the strategic options that we are considering to improve our liquidity and obtain working capital will occur or be successful.

We are considering a variety of strategic options to improve our liquidity and obtain working capital to fund our continuing business operations. These options include equity offerings, asset sales, debt financing and merger and acquisition transactions as alternatives to improve our cash needs.  However, there can be no assurance that we will be successful in negotiating or concluding any of these transactions.  If we are unable to consummate one or more of these transactions, and adequate funds are not available to us or are not available on acceptable terms, we will likely not be able to continue as a going concern.

As a result of our limited financial resources and staff, we have identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures.

Under the supervision of our Certifying Officers, we conducted an evaluation of the effectiveness of our internal control over financial reporting and disclosure controls and procedures as of October 31, 2009 using the criteria established in “Internal Control—Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. This evaluation included review of the documentation of controls, evaluation of the design and effectiveness of controls, testing of the operating effectiveness of controls and a conclusion on this evaluation. Based on this evaluation, and primarily due to our limited financial resources and staff, our management concluded our internal control over financial reporting and disclosure controls and procedures were not effective as of October 31, 2009.  As a result, there is a reasonable possibility that a material misstatement of our annual or interim financial statements would not have been prevented or detected on a timely basis.  Our new management, board of directors and audit committee are currently evaluating remediation plans for this weakness.

We may not be able to continue our operations without additional funding.

As of February 19, 2010, we had cash and cash equivalents of approximately $61,000 and a working capital deficit. Management believes our current cash and cash equivalents are sufficient to maintain our operations for less than 30 days from February 19, 2010.  We require between $1,500,000 and $2,000,000 in cash to continue our operations for the next 12 months, which we may obtain through issuances of debt and/or equity.  Such financing may not be forthcoming. As widely reported, the domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional financing in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

We may not be able to compete successfully against current and future competitors.

The market for our products and services is highly competitive. Many of our competitors offer broader product lines and have substantially greater financial, technical, marketing and other resources than we do, which could seriously harm our net sales and results of operation. Additionally, our competitors may receive beneficial prices from purchasing component parts in large quantities and may be parties to product and process technology license arrangements that are more favorable in terms of pricing and availability than our arrangements. As a result, we may have difficulty increasing our market share.

Our new business model relies heavily on the success of BlackBerry products and services.

We developed SteelWorks® Mobile and SteelWorks FedMobile in conjunction with Research in Motion (“RIM”) as a solution specifically designed for the BlackBerry Enterprise Server (“BES”).  SteelWorks® Mobile and SteelWorks FedMobile is an integrated server appliance that enables virtually any size organization to implement BES.  Our new business model, and the success of SteelWorks® Mobile and SteelWorks FedMobile, relies heavily on the success of BlackBerry products and services and any changes in the technology or the market demand for Blackberry products and services could negatively impact our business.

If we are unable to attract, assimilate and retain highly skilled technical personnel, our business could be seriously harmed.

Our future success is largely dependent upon our ability to identify, attract, hire, train, retain and motivate highly skilled technical personnel.  Competition in this market is intense, and we cannot be certain that we will be able to attract, assimilate or retain sufficiently qualified personnel. Our inability to do so could have a material adverse effect on our business, results of operations and financial condition.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 16,000,000 Shares and accompanying Warrants to purchase an additional 16,000,000 shares of our common stock, offered at a fixed public offering price between $0.07 and $0.30 per Share, will vary depending upon the total number of Shares actually sold. There is no minimum number of Shares and accompanying Warrants that must be sold in this offering and, as a result, we may receive no proceeds or very minimal proceeds from the sale of the Shares and accompanying Warrants. Proceeds that we receive from the offering of Shares and accompanying Warrants will not be placed into escrow. Regardless of the number of Shares and accompanying Warrants sold, we expect to incur offering expenses estimated at approximately $57,000 for legal, accounting, SEC EDGAR filing, printing, and transfer agent fees in connection with this offering. Additionally, we will incur Placement Agent fees of 8% of the gross proceeds of the sale of the Shares and accompanying Warrants.

The table below sets forth the net proceeds to us from this offering in the event that we sell 16,000,000, 12,000,000, 8,000,000, 4,000,000 or 1,600,000 Shares at the minimum offering price of $0.07 and the maximum offering price of $0.30.  This table does not set forth (a) the proceeds we will receive from the exercise of Warrants or Placement Agent Warrants, or (b) all possibilities. The Placement Agent fees set forth below assume that the Placement Agent has sold the total number of Shares set forth in bold. There is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

	$0.07 per Share	$0.30 per Share

16,000,000 (100%) Shares Sold

Gross Proceeds	$1,120,000	$4,800,000

Less Offering Expenses	$57,000	$57,000

Less Placement Agent Fee	$89,600	$384,000

Net Offering Proceeds	$973,400	$4,359,000

12,000,000 (75%) Shares Sold

Gross Proceeds	$840,000	$3,600,000

Less Offering Expenses	$57,000	$57,000

Less Placement Agent Fee	$67,200	$288,000

Net Offering Proceeds	$715,800	$3,255,000

8,000,000 (50%) Shares Sold

Gross Proceeds	$560,000	$2,400,000

Less Offering Expenses	$57,000	$57,000

Less Placement Agent Fee	$44,800	$192,000

Net Offering Proceeds	$458,200	$2,151,000

4,000,000 (25%) Shares Sold

Gross Proceeds	$280,000	$1,200,000

Less Offering Expenses	$57,000	$57,000

Less Placement Agent Fee	$22,400	$96,000

Net Offering Proceeds	$200,600	$1,047,000

1,600,000 (10%) Shares Sold

Gross Proceeds	$112,000	$480,000

Less Offering Expenses	$57,000	$57,000

Less Placement Agent Fee	$8,960	$38,400

Net Offering Proceeds	$46,040	$384,600

Our officers and directors will not receive any compensation for their efforts in selling our Shares and the accompanying Warrants.

The net proceeds from this offering will be used for general working capital during the twelve months following the completion of this offering. In all instances, after the effectiveness of the registration statement of which this prospectus forms a part, we will need some amount of working capital to maintain our general existence and comply with our public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

DETERMINATION OF OFFERING PRICE

The determination of the offering price for the Shares and the exercise price of the accompanying Warrants (and the Placement Agent Warrants) has been arbitrarily determined and does not necessarily relate to our asset value, net worth, or other established criteria of value, and may not be indicative of prices that will prevail in the trading market.

DILUTION

Purchasers of our Shares will experience an immediate dilution of net tangible book value per share of our common stock. Our net tangible book value as of February 19, 2010 was approximately ($673,227) or ($0.04) per share of our common stock (based upon 16,040,001 shares of our common stock outstanding). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share paid by purchasers of Shares and accompanying Warrants in this offering and the net tangible book value per share of our common stock immediately after this offering.

The following table illustrates an offering based on $0.19 per Share, which is the price between the minimum offering price of $0.07 per Share and the maximum offering price of $0.30 per Share, and after deducting approximately $57,000 of offering expenses together with the 8% Placement Agent fee payable by us.

	Assuming
	100% or 16,000,000 Shares Sold	75% or 12,000,000 Shares Sold	50% or 8,000,000 Shares Sold	25% or 4,000,000 Shares Sold	10% or 1,600,000 Shares Sold

Subscription price per Share	$0.19	0.19	0.19	0.19	0.19
Net tangible book value per Share prior to the offering	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)
Increase per Share attributable to the offering	0.11	0.09	0.07	0.04	0.02
Pro forma net tangible book value per Share after the offering	0.06	0.05	0.03	0.00	(0.03)
Dilution in net tangible book value per Share to purchasers	$0.13	0.14	0.16	0.19	0.22

PLAN OF DISTRIBUTION

We intend to sell our Shares and accompanying Warrants during the 90-day period following the date of this prospectus at a fixed price between $0.07 and $0.30 per Share and at an exercise price of $0.11 and $0.45 per Warrant share.  We intend to hold one or more closings in connection with this offering. For each Share purchased the buyer will receive one Warrant.  There is no minimum number of Shares and accompanying Warrants that must be sold in this offering and, as a result, we may receive no proceeds or very minimal proceeds from the sale of the Shares.  Proceeds that we receive from the offering of Shares and accompanying Warrants will not be placed into escrow.  We may extend this offering for up to 90 days following the expiration of the first 90-day offering period.

We have retained Westminster, a division of Hudson Securities Inc., as our Placement Agent to use their best efforts to solicit offers from selected investors to purchase our Shares and underlying Warrants in this offering. The Placement Agent is not obligated to, and has advised us that they will not, purchase any Shares or Warrants for their own account.

The compensation of the Placement Agent in connection with serving as our placement agent for this offering will consist of the Placement Fee and reimbursement of expenses, as described below. We will pay the Placement Agent a cash commission fee of 8% from the gross proceeds of this offering (the “Placement Agent Fee”); however, the Placement Agent shall not receive the Placement Agent Fee for (i) investments made by Caledonia Capital Corporation (an entity to which we have issued a promissory note) and our executive officers and directors, and (ii) investments made by investors introduced by our executive officers or directors prior to receipt by the Placement Agent of a no-objection letter from FINRA relating to the Placement Agent’s compensation and services described herein. Additionally, we will issue to the Placement Agent Placement Agent Warrants (the Placement Agent Warrants together with the Placement Agent Fee, the “Fee”) to purchase 5% of the total Shares sold in this offering but excluding all common stock issued and issuable (i) to Caledonia Capital Corporation and our executive officers and directors in this offering, and (ii) for investments made by investors introduced to us by our executive officers or directors prior to receipt by the Placement Agent of a no-objection letter from FINRA relating to the Placement Agent’s compensation and services described herein. The Placement Agent Warrants shall be exercisable at 125% of the final offering Share price and shall have a term of exercise expiring no later than five years from the effective date of the registration statement of which this prospectus forms a part.

The Placement Agent Warrants shall not have anti-dilution protections or be transferable for six months from the date of the final closing of this offering except as permitted by Financial Industry Regulatory Authority (“FINRA”) Rule 5110, in that such Placement Agent Warrants may be transferred during the restriction period: (i)  by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth in Rule 5110 for the remainder of the time period;  (iii) if the aggregate amount of our securities held by the holder of the Placement Agent Warrants or related person do not exceed 1% of the securities being offered; (iv) to the extent of a transfer of a security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund;  or (v) in connection with the exercise or conversion of any security, if all securities received remain subject to the six month lock-up restriction for the remainder of the time period.

We have agreed to reimburse the Placement Agent, subject to compliance with FINRA Rule 5110(f)(2)(D), for its accountable fees, disbursements and expenses (with supporting invoices/receipts) up to a maximum of 2% of the aggregate gross proceeds raised in the Financing (excluding (i) investments made by Caledonia Capital and our executive officers and directors, and (ii) investments made by investors introduced by our executive officers or directors prior to receipt by the Placement Agent of a no-objection letter from FINRA relating to the Placement Agent’s compensation and services described herein) but in no event more than $35,000. We have agreed to pay an advance of $20,000 for such expenses, which amount shall be non-refundable to the extent Westminster provides us with supporting invoices or receipts of actual expenses incurred.

Furthermore, we have agreed to indemnify the Placement Agent and its controlling persons from and against, and to make contributions for payments made by such person ’ s with respect to, certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The Placement Agent may be deemed an “underwriter” within the meaning of the Securities Act.

The Shares and accompanying Warrants will also be sold by our executive officers and directors. We are relying upon Rule 3a4-1 of the General Rules and Regulations promulgated under the Securities Act (“Rule 3a4-1”), to not deem our executive officers and directors as brokers. None of our executive officers or directors are registered broker-dealers or affiliates of broker-dealers, and to the extent that our executive officers and directors sell Shares and accompanying Warrants, no commissions or other remuneration based either directly or indirectly on transactions in securities will be paid to such persons. In addition, our executive officers and directors will conduct their selling activity in accordance with paragraphs (a)(4)(ii) of Rule 3a4-1, in that each person primarily performs substantial duties for us other than in connection with transactions in securities, each person is not a broker or dealer or affiliated with a broker or dealer in the last twelve months and each person does not participate in selling an offering of securities more than once every twelve months other than as permitted under Rule 3a4-1

DESCRIPTION OF SECURITIES

Common Stock

In this offering, we are offering up to 16,000,000 Shares of our common stock at a fixed price between $0.07 and $0.30 per share, accompanied by Warrants to purchase up to an additional 16,000,000 shares of our common stock. Each Warrant has an exercise price of 150% of the final offering price of the Shares, has a term of three years, and is exercisable on or after the six month anniversary from the purchase date until on or before the three year anniversary of the purchase date. Each Share is accompanied by one Warrant to purchase one additional share of our common stock. The shares of common stock underlying the Warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

The Shares will be sold during the 90-day period following the date of this prospectus, which period may be extended in our sole discretion and without notice for an additional 90 days.

We are also registering up to 800,000 shares of our common stock underlying the Placement Agent Warrants.

On February 19, 2010, 16,040,001 shares of our common stock were outstanding.

Warrants

Each Share will be accompanied by one Warrant to purchase one additional share of our common stock.  The exercise price per Warrant share will be equal to 150% of the final offering Share price.  The Shares underlying the Warrants will have such rights and preferences which are attributable to all the shares of our common stock, $0.001 par value. The Shares of common stock underlying the Warrants are being registered; however, the Warrants are not being registered and there will be no market for the Warrants.

Exercise. Holders of the Warrants may exercise their Warrants to purchase shares of our common stock on or before the expiration date by delivering (i) an exercise notice, appropriately completed and duly signed, and (ii) payment of the exercise price for the number of shares with respect to which the Warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock, and any portion of a Warrant not exercised prior to the expiration date shall be and become void and of no value.

The shares of common stock issuable on exercise of the Warrants will be, when issued in accordance with the Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Warrants.

Delivery of Certificates. Upon the holder’s exercise of a Warrant, we will promptly, but in no event later than five business days after the exercise date, issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the Warrant, free of restrictive legends  (provided such shares are covered by an effective registration statement at the time of exercise).

Other Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, and combinations of our common stock. If we make or issue a dividend or other distribution payable in securities other than shares of common stock, or in cash or other property, then each holder’s Warrant will become the right to receive, upon exercise of such warrant, in addition to the number of shares of common stock issuable under the Warrant, the same kind and amount of securities, cash or other property as such holder would have been entitled to receive upon the occurrence of such transaction, if the Warrant had been exercised immediately prior to such transaction.

Additional Provisions. We are not required to issue fractional shares upon the exercise of the Warrants. No holders of the Warrants will possess any rights as a shareholder under those Warrants until the holder exercises those Warrants.  The above summary of certain terms and provisions of the Warrants is qualified in its entirety by reference to the detailed provisions of the Warrants, the form of which has been filed as Exhibit 4.2 to the registration statement of which this prospectus forms a part.

Placement Agent Warrants

The exercise price per Placement Agent Warrant shall be 125% of the final offering Share price. The Placement Agent Warrants shall not have anti-dilution protection or be transferable for six months from the final closing of this offering, except as otherwise permitted by FINRA Rule 5110. The shares of common stock underlying the Placement Agent Warrants are being registered; however, the Placement Agent Warrants are not being registered and there will be no market for the Placement Agent Warrants.

Exercise.   The Placement Agent may exercise the Placement Agent Warrants to purchase shares of our common stock for five years from the effective date of the registration statement of which this prospectus forms a part. The Placement Agent Warrants may be exercised in whole or in part, but only for full shares of common stock, and any portion of a Placement Agent Warrant not exercised prior to the expiration date shall be and become void and of no value.

The shares of common stock issuable on exercise of the Placement Agent Warrants will be, when issued in accordance with the Placement Agent Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of the outstanding Placement Agent Warrants.

Further, for a period of six months after the issuance date of the Placement Agent Warrants (which shall not be earlier than the closing date of this offering pursuant to which the Placement Agent Warrants are being issued), neither the Placement Agent Warrants nor any shares underlying the Placement Agent Warrants issued upon exercise of the Placement Agent Warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering pursuant to which the Placement Agent Warrants are being issued, except the transfer of any security:

(i) by operation of law or by reason of our reorganization;

(ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the six month lock-up restriction for the remainder of the time period;

(iii) if the aggregate amount of our securities held by the Placement Agent or related person do not exceed 1% of the securities being offered in this offering;

(iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund;  or

(v) the exercise or conversion of any security, if all securities received remain subject to the six month lock-up restriction for the remainder of the time period.

Delivery of Certificates. Upon the Placement Agent’s exercise of a Placement Agent Warrant, we will promptly, but in no event later than five business days after the exercise date, issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the Placement Agent Warrant, free of restrictive legends (provided that such shares are covered by an effective registration statement at the time of exercise).

Other Adjustments. Subject to FINRA Rule 5110, the exercise price and the number of shares of common stock purchasable upon the exercise of the Placement Agent Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, and combinations of our common stock. If we make or issue a dividend or other distribution payable in securities other than shares of common stock, or in cash or other property, then each Placement Agent Warrant will become the right to receive, upon exercise of such Placement Agent Warrant, in addition to the number of shares of common stock issuable under the Placement Agent Warrant, the same kind and amount of securities, cash or other property as it would have been entitled to receive upon the occurrence of such transaction, if the Placement Agent Warrant had been exercised immediately prior to such transaction.

Additional Provisions. We are not required to issue fractional shares upon the exercise of the Placement Agent Warrants. The Placement Agent will not possess any rights under the Placement Agent Warrants as a shareholder under those Placement Agent Warrants until the Placement Agent exercises the Placement Agent Warrants.  The above summary of certain terms and provisions of the Placement Agent Warrants is qualified in its entirety by reference to the detailed provisions of the Placement Agent Warrants, the form of which has been filed as Exhibit 4.3.2 to the registration statement of which this prospectus forms a part.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements as of October 31, 2009 and 2008 included in this prospectus, and in the registration statement of which this prospectus forms a part, have been audited by Grant Thornton LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, 600 Lexington Avenue, New York, New York 10022, included in the opinion letter filed as an exhibit to the registration statement of which this prospectus forms a part. Jay M. Kaplowitz, a partner of Gersten Savage LLP, serves as our director.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in our Company, nor was any such expert connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

BUSINESS

OVERVIEW

Founded in 1987, we are a developer of mobility appliance software solutions primarily for the Research In Motion® (“RIM”) BlackBerry market.  We design and integrate our software into specialized server appliances targeted at Department of Defense (“DoD”), public sector, commercial, and remote hosting customers.   Until July 2009, we offered computer integration solutions for the federal marketplace and Independent Software Vendors.  In July 2009, we entered into an Asset Purchase Agreement with NCS Technologies, Inc., a Virginia corporation (“NCS”), pursuant to which we agreed to sell to NCS, and NCS agreed to purchase from us, all of our right, title and interest in and to the assets relating to our computer integration business.   Further, in July 2009 our management and Board of Directors determined to shift the focus of our operations, resources and investments to our BlackBerry-related technologies and products.

We were originally incorporated as Dunn Computer Operating Company on July 27, 1987 under the laws of the Commonwealth of Virginia.  On February 26, 1998, Dunn Computer Corporation ("Dunn") was formed and incorporated in the Commonwealth of Virginia to become a holding company for several entities including Dunn Computer Operating Company.  Our subsidiary is International Data Products ("IDP"), which we acquired in May 1998.  On May 15, 2001, our shareholders approved an amendment to our Articles of Incorporation to change our corporate name from Dunn Computer Corporation to SteelCloud, Inc.  On December 31, 2003, Dunn was merged with and into SteelCloud.  On February 17, 2004, we acquired the assets of Asgard Holding, LLC ("Asgard").  In July 2006, as part of our restructuring efforts, we closed our sales office and ceased all of our operations in Florida.  Our former subsidiaries, Puerto Rico Industrial Manufacturing Operations Acquisition Corporation (“PRIMO”), and STMS Corporation (“STMS”), are currently inactive.

RECENT DEVELOPMENTS

January 2010 Sale of Certain Professional Services Assets

On January 11, 2010, we entered into a Purchase and Sale Agreement (the “Agreement”) with Global Technology Partners, Inc., a Maryland Corporation (the “Purchaser”).  Pursuant to the Agreement we sold to the Purchaser a large portion of our professional services assets, consisting of certain consulting contracts and related agreements, and assigned all of our rights to employment and independent contractor contracts for certain of our contractors and employees engaged in the consulting business (the “Assets”).  As consideration for the sale of the Assets, the Purchaser agreed to pay a base price of one hundred forty thousand dollars ($140,000) (the “Base Price”).   In addition to the Base Price, the Agreement provides for contingent payments in the amount of (a) one hundred thousand dollars ($100,000) in the event certain payments are made pursuant to certain of the Assets, and (b) twenty percent (20%) of the gross margin from all revenue generated from the Assets for the period beginning from January 11, 2010 and ending on January 11, 2011.  Pursuant to the Agreement, the parties agreed to cooperate in obtaining novations of all governmental contracts included in the Assets.  We agreed to guarantee payment of all liabilities and the performance of all obligations that Purchaser assumed under any governmental contracts included in the Assets.  The Agreement contains standard representations and warranties for a transaction of this type. The terms of the transaction were the result of arm’s length negotiations between the Purchaser and us.  Prior to the completion of the transaction, neither we nor any of our affiliates or officers, directors or their associates had any material relationship with the Purchaser, other than in respect of the Agreement and the transactions contemplated therein and related thereto.

November 2009 Line of Credit and Note Payable

On November 3, 2009, we entered into a Line of Credit and Security Agreement (the “Credit and Security Agreement”) with Caledonia Capital Corporation, a Delaware corporation (the “Lender”) pursuant to which the Lender agreed to extend to us a revolving line of credit in the amount of $150,000, in the form of a Revolving Line of Credit Promissory Note (the “Credit Note”).  The Credit Note bears interest at a rate of 15% per annum, and is payable in monthly installments commencing 30 days after November 3, 2009, which was the date when we issued the Credit Note.  The principal amount of the Credit Note, together with interest accrued and unpaid thereon and all other sums due, shall be due and payable in full upon the earlier to occur of (a) March 31, 2010, or (b) the date we shall have raised a total of not less than $1,000,000 in capital invested in our equity which is accompanied by our issuing shares of stock which were not trading in the public markets prior to the date of the Credit Note (“New Equity Capital”).   There are no penalties for early prepayment of the Credit Note.

The Credit Note is a revolving line of credit note.  Principal advances may be made, from time to time, by the Lender up to the principal amount of the Credit Note, and principal payments may be made, from time to time by us to reduce the principal balance owing pursuant to the Credit Note.

Our obligations under the Credit and Security Agreement and the Credit Note are secured by a lien in and to all of our rights, title and interest in and to our furniture, fixtures, equipment, supplies, receivables, intangibles, and inventory, together with all present and future substitutions, replacements and accessories thereto and all present and future proceeds and products thereof, in any form whatsoever (the “Collateral”).

Pursuant to the Credit and Security Agreement, in the event that (a) we fail to pay when due any principal, interest or other sum owing on any of the obligations described in the Credit and Security Agreement when due; (b) we fail to perform any other covenant or agreement in the Agreement, in the Warrant or in any of the other loan documents and such default continues uncorrected for a period of thirty (30) days after written notice of such default from the Lender to us; (c) if any warranty or representation that we made to the Lender shall be untrue or misleading in any material respect; (d) if a trustee or receiver is appointed for us or for all or a substantial part of our assets; or if we make a general assignment for the benefit of creditors; or if we file for bankruptcy; or if an involuntary bankruptcy petition is filed against us and such petition is not dismissed within forty-five (45) days after the filing of the same; (e) if any property that we pledged or hypothecated to Lender, or any deposit account held by Lender, is levied upon or attached or further encumbered, or garnished or the Collateral shall otherwise be impaired and same is not removed within thirty (30) days after written notice thereof from Lender us, as determined by Lender; (f) if there occurs any material adverse change in our financial condition or value of the Collateral, as determined by Lender; (g) if a final judgment is entered against us, and the same is not discharged, appealed (provided such appeal stays such judgment) or satisfied within thirty (30) calendar days; (h) if we are liquidated or dissolved; or (i) a default shall occur under that certain Note in the original principal amount of $250,000 from us to the Lender dated July 1, 2009, then the Lender may , without any further notice or demand, (1) declare any or all of the obligations not already due to be immediately due and payable; (2) enforce, by any proceedings or otherwise, any of the obligations; (3) take exclusive possession of any or all of the Collateral, (4) enforce any liens or security interests securing the obligations; (5) demand, compromise, collect, sue for and receive any money or property at any time due, (6) endorse our name on any promissory notes or other instruments, checks, drafts, money orders or other items of payment constituting Collateral, or collections or other proceeds of Collateral, that may come into Lender's possession or control from time to time; and/or (7) terminate, or cease extending credit under, any or all outstanding commitments or credit accommodations of Lender to SteelCloud.

As an inducement to the Lender to make the loan, we agreed to issue to the Lender a warrant (the “Credit Warrant”) to purchase 2.5 shares of our common stock for every dollar we borrow pursuant to the Credit and Security Agreement.  The Credit Warrant is exercisable for four years at an exercise price of $0.25 per share.  The exercise price may be adjusted in the event of any stock dividend, stock split, stock combination, reclassification or similar transaction. Additionally, our Board of Directors (the “Board”) has the discretion to reduce the then-current exercise price to any amount at any time during the term of the Warrant for any period of time the Board deems appropriate.  We have agreed to prepare and file a registration statement for the purposes of registering the resale of the shares of common stock underlying the Credit Warrant, commencing on or about December 31, 2009.

On November 4, 2009, we borrowed $60,000 pursuant to the Credit and Security Agreement and the Credit Note, and issued to the Lender a Credit Warrant to purchase up to 150,000 shares of our common stock pursuant to the Credit and Security Agreement.  On November 23, 2009, we borrowed the additional $90,000 pursuant to the Credit and Security Agreement and the Credit Note, and issued to the Lender a Credit Warrant to purchase up to 225,000 shares of our common stock.

July 2009 Sale of Integration Business

On July 10, 2009, we entered into an Asset Purchase Agreement (the “Agreement”) with NCS Technologies, Inc., a Virginia corporation (referred to herein as “NCS”), pursuant to which we agreed to sell to NCS, and NCS agreed to purchase from us, all of our right, title and interest in and to the assets relating to our computer integration business.   The purchase price was $475,000 of which $150,000 was paid as a deposit and the remaining $325,000 is payable from and to the extent of revenue NCS receives during the three-year period after the closing date from certain existing and prospective clients, at a rate equal to 15% of the net sales price received by NCS from such clients.  Any payments by NCS to us are due on or before the 10 th business day following the month in which NCS receives the payments from the client(s).

We have classified the integration business as discontinued operations in our financial statements.

July 2009 Loan and Note Payable

On July 1, 2009, we entered into a Business Loan and Security Agreement (the “Agreement”) with Caledonia Capital Corporation, a Delaware Corporation (referred to herein as the “Lender”) pursuant to which the Lender agreed to lend us $250,000 in the form of a Secured Promissory Note (the “Note”) which was issued on July 1, 2009. The Note originally provided for a maturity date of December 29, 2009 (the “Maturity Date”) and an annual interest rate of 15%.  The Note was amended on December 29, 2009 to provide that (a) the annual interest rate of the Note is 20%, (b) accrued interest under the Note shall be payable in monthly installments commencing February 1, 2010, and continuing on the first business day of each successive month, and (c) the Maturity Date is March 31, 2010.  There are no penalties for early prepayment of the Note.

In the event that any installment of principal and/or interest due under the Note is not received by the Lender within ten (10) days after the date when the same is due, then we shall be required to pay a late charge of 5.0% of such installment.  Additionally, in the event that we receive investments from one or more investors in one or more transactions in an aggregate amount in excess of $750,000, whether in the form of cash, negotiable or non-negotiable instruments or any form of payment in exchange for the issuance of any certificated or non-certificated security, whether in the form of debt or equity (an “Equity Raise”), at any time between the Issuance Date and the Maturity Date, shall be required, within five (5) business days after the Equity Raise first exceeds $750,000, to curtail the accrued interest and outstanding principal balance of the Note by an amount equal to the amount by which the Equity Raise then exceeds $750,000 (but in no event by more than the then outstanding principal balance and interest accrued on the Note). Until delivery of such funds to the Lender, all such funds shall be deemed held in trust by us for and on behalf of the Lender.  All funds that we deliver to the Lender from the Equity Raise shall be deemed prepayments of the Note.

Pursuant to the Agreement and the Note, our obligations thereunder are secured by a first priority lien in and to all of our intellectual property rights, title and interest in and to the SteelWorks® Mobile integrated server appliance software.

As an inducement to the Lender to make the loan, we issued to the Lender a warrant to purchase up to 625,000 shares of our common stock, par value $0.001 per share.  The Warrant is exercisable for four years at an exercise price of $0.15 per share.  We determined fair value of these warrants utilizing the Black-Sholes method.  The fair value of these warrants at issuance date was approximately $130,000. As an inducement for the Lender to amend the terms of the Note, we agreed to pay the Lender $25,000.

June 2009 Board of Directors Investment

On June 15, 2009, we sold an aggregate of 350,000 shares of our common stock, $.001 par value, to our seven directors, for aggregate cash proceeds of $87,500.  The shares of common stock were sold at $0.25 per share, or $.01 higher than the closing price of the common stock on the date of sale.  Each share of common stock is accompanied by one warrant to purchase one additional share of common stock (the “Warrant”).  The Warrants are exercisable for five years from the date of issuance at an exercise price of $0.25 per share.   The seven directors entered into lock-up agreements with us, restricting their ability to exercise the warrants until we received shareholder approval for the issuance of the Warrants.  We received shareholder approval for the issuance on October 23, 2009.

BLACKBERRY® ENTERPRISE SERVER SOLUTION (STEELWORKS®)

We developed an integrated appliance solution specifically for the Blackberry Enterprise Server (“BES”).  Developed in conjunction with RIM, we believe the BES appliance solution is the single best way to implement the BES software environment for most customers, at a fraction of the time, cost and resource commitment. SteelWorks is an appliance management software that provides self-management and self-maintenance functionality to our appliance server offerings and allows our customers to quickly create a fully integrated turnkey appliance server.  We are working to expand SteelWorks® to address the needs of small to midsize businesses that require access to company data and attachments via their Blackberry handheld device.  This product is called SteelWorks® Mobile for the Blackberry Enterprise Server.  This mobile business solution makes a BlackBerry® connection to company data and attachments easy to install and easy to manage.  It is hardware and software in, what we believe to be, a low cost easy to install solution.

The SteelWorks appliance includes SteelCloud-developed software for patch management, disaster recovery, back-up/restore, and high availability with automated fail-over.  We have filed for three patents for the appliance related to the technology we created for the installation wizard, backup and restore features.  These patents are currently pending approval from the U.S. Patent and Trademark Office.  We have enhanced the security of the BES environment by “hardening,” or securely locking down the operational functionality of the operating environment, the Microsoft Windows Server environment in all of our SteelWorks appliances.

In addition, we developed SteelWorks Fed Mobile, our Blackberry Enterprise Server software appliance solution specifically for the Department of Defense (“DoD”) and other related agencies.  The SteelWorks Fed Mobile appliance builds upon our commercial appliance by automating the application of the Defense Information Systems Agency’s (“DISA”) and DoD’s Security Technical Implementation Guide (“STIG”) to the BES installation process.  The STIG mandates the policies for which the DoD and related agencies must operate their wireless communications.  As a result, our appliance solution allows those agencies to be STIG compliant in a fraction of the time, cost or resources allocated to what is an otherwise time intensive, manual process.  We have introduced our new BES 5.0 SteelWorks Fed Mobile appliance product in the second fiscal quarter of fiscal year 2010.

PROFESSIONAL SERVICES

We provide information technology (“IT”) consulting and contract staffing solutions for our clients.  Our consultants are subject matter experts in network infrastructure complexities and security technologies.  On January 11, 2010, we sold a large portion of our professional services assets to Global Technology Partners, Inc.  Please see “Business – Recent Developments - January 2010 Sale of Certain Professional Services Assets” for additional information.

COMMERCIAL CONTRACTS

We have a number of on-going commercial agreements, including:

•	contracts with Dell to manufacture and sell our SteelWorks products;
•	agreements with RIM to distribute BlackBerry hosting licenses in over 100 countries;
•	an agreement with Global Marketing Partners to distribute our products through Ingram Micro;
•	an agreement with CDW/CDW-G to sell our products in the domestic commercial and federal markets; and
•	agreements with BlackBerry hosting companies, both domestically and internationally, to purchase BlackBerry hosting licenses.

SIGNIFICANT CUSTOMER CONTRACT

During fiscal year 2009, we provided services on a contract for a major federal institution.  The contract called for us to provide various IT services.  Over the last twelve months during the contract engagement, we recognized approximately $586,000 of service revenue associated with this contract.

RESEARCH AND PRODUCT DEVELOPMENT

By investing in product development, we believe that we will have more control over the functionality and marketing of our products.  We also believe that the resulting intellectual property will increase the competitiveness of our offerings and improve product margins.  During our fiscal year ended October 31, 2009, we incurred research and development costs of approximately $233,000. We will continue to incur costs for product development in the future.  We invest in intellectual property in the form of proprietary products such as SteelWorks®.

MARKETING

We market our products and services to commercial and government customers, both domestically and internationally through a number of direct and indirect channels.  We believe that the key to success with our current product offerings is to build a competent and diverse channel sales organization encompassing distributors, hosters, and value added resellers worldwide.  We intend to leverage our current channel relationships domestically and to grow our international channel relationships in fiscal year 2010.

We use electronic commerce technologies in our marketing efforts and expect our customers will continue to utilize these technologies.  We also use the Internet to research and reference vendor information.  We maintain an Internet website containing product offerings located at www.steelcloud.com.  We intend to increase our Web 2.0 and social marketing initiatives in fiscal year 2010.

JOINT VENTURE

In October 2008, we created a joint venture in the United Arab Emirates (“UAE”) region with XSAT SteelCloud MEA, LLC (Middle East, Africa) the newly formed joint venture company, is jointly owned, 20% by XSAT and 80% by SteelCloud.  Under the terms of the joint agreement, XSAT will provide a local presence for our products to its customers within the UAE region.  XSAT will also provide warranty and support for the products sold within that region.

COMPETITION

Our products assist organizations with the installation and maintenance of their BlackBerry network environment.  Our products provide the end user base with an alternative means to perform the installation and maintenance process.  There are currently no other products available in the marketplace that compete with SteelWorks® Mobile or SteelWorks FedMobile.

Our main source of competition is from individuals within organizations who choose to install and maintain their BlackBerry network environment internally and without the aid of our products.

Management believes that it maintains a strong relationship with RIM, the maker of the BlackBerry line of products.  Management further believes that our relationship with RIM may be a barrier to entry for other organizations that may seek to enter  this market.

SUPPLIERS

We devote significant resources to establishing and maintaining relationships with key suppliers.  We have recently executed an Original Equipment Manufacturer partnership agreement with Dell, Inc. (“Dell”) which provides that Dell will supply SteelWorks Mobile and SteelWorks FedMobile on their network servers.  SteelWorks Mobile and SteelWorks FedMobile will be manufactured and produced by Dell.   In addition, Dell will supply the logistics and warranty support for the hardware.   Dell will be the primary vendor for SteelWorks Mobile and SteelWorks FedMobile, however, we intend to maintain relationships with multiple vendors to manufacture and produce our products should the need arise.

PATENTS, TRADEMARKS AND LICENSES

We work closely with computer product suppliers and other technology developers to stay abreast of the latest developments in computer technology.  While we do not believe our continued success depends upon the rights to a patent portfolio, there can be no assurance that we will continue to have access to existing or new technology for use in our products.

On March 20, 2008, we were issued patent 3,396,156 titled ”SteelWorks.”

On September 15, 2008, we were issued community trademark Registration 006430359 (European); Japan #948064 (International), Canada Application Approval titled “SteelRestore.”

On October 21, 2008, we were issued patent 3,521,899 titled “Sure Audit.”

We conduct our business under the trademarks and service marks of “SteelCloud,” “SteelCloud Company” and “Dunn Computer Corporation.”  We believe our copyrights, trademarks and service marks have significant value and are an important factor in the marketing of our products.

GOING CONCERN

We have had recurring annual operating losses since our fiscal year ended October 31, 2004.  We expect that such losses may continue at least through our fiscal year ending October 31, 2010.  The report of our independent registered public accounting firm regarding our consolidated financial statements for the fiscal year ended October 31, 2009 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our history of net losses and net working capital deficit and expresses significant doubt as to whether we will be able to meet obligations coming due in the future.

We are dependent upon available cash and operating cash flow to meet our capital needs.  We are considering all strategic options to improve our liquidity and obtain working capital to fund our continuing business operations, including equity or debt offerings and asset sales; however, there can be no assurance that we will be successful in negotiating financing on terms agreeable to us or at all.  If adequate funds are not available or are not available on acceptable terms, we will likely not be able to take advantage of unanticipated opportunities, develop or enhance services or products, respond to competitive pressures, or continue as a going concern.  We can offer no assurances that we will be successful in raising working capital as needed.  Further, we can offer no assurances that we will have sufficient funds to execute our business plan, pay our operating expenses and obligations as they become due or generate positive operating results or continue as a going concern.

EMPLOYEES

As of October 31, 2009, and February 19, 2010, we had 15 and 10 employees, respectively.  None of our employees are covered by a collective bargaining agreement and we consider our relationships with our employees to be good.

We believe our future success depends in large part upon our continued ability to attract and retain highly qualified management, technical, and sales personnel.  We have an in-house training and mentoring program to develop our own supply of highly qualified technical support specialists.  There can be no assurance, however, that we will be able to attract and retain the qualified personnel necessary for our business.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 20110 Ashbrook Place, Suite 130, Ashburn, Virginia 20147.  Our telephone number is (703) 674-5500, fax number is (703) 450-0407 and our website address is www.steelcloud.com. The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

DESCRIPTION OF PROPERTY

Until February 19, 2010, we leased approximately 24,000 square feet of office space in Herndon, Virginia for a montly rent of approximately $21,000.  We are currently negotiating a settlement with our landlord to terminate this lease in advance of its expiration in December 2015.

On February 2, 2010, we entered into a Lease Agreement (the “February Lease”) with Merritt-AB5, LLC (the “Landlord”), pursuant to which we agreed to rent approximately 3,461 square feet in the property located at 20110 Ashbrook Place, Suite 130, Ashburn, Virginia 20147 (the “Premises”) for our operations facility.  We moved into the Premises on February 19, 2010.  The term of the February Lease is for one year beginning on the later to occur of (i) February 15, 2010, (ii) the date the Landlord completes certain work on the premises, or (iii) the date when we occupy the Premises (the “Term”).   The Term may be extended for two additional successive one year periods.  The monthly rate is $6,489.38, or $77,872.50 for the first year, inclusive of operating expenses.  If we determine to extend the term, the monthly rent for the second year will be $6,684.06 or $80,208.68 per year, and the monthly rent for the third year will be $6,884.58 or $82,614.94 per year.

LEGAL PROCEEDINGS

On May 22, 2009, we entered into a Stipulation/Consent Order with CRP (the “Stipulation”), pursuant to an Affidavit and Statement of Account (the “Affidavit”), stating, as declared by a general manager of Jones Lang LaSalle, a property management company and agent for CRP Holdings A-1, LLC (“CRP”), the landlord of 14040 Park Center Road, Suite 210, Herndon, Virginia 20171 (the “Premises”), that CRP, as landlord, was seeking a judgment against us for: (i) possession of the Premises, and (ii) monetary damages for nonpayment of rent due under a sublease, dated September 28, 2004, by and between us and NEC America, Inc. (“NEC”) (the “Sublease”), and a subsequent assignment of the Sublease to CRP from NEC, dated December 15, 2008.  In the Stipulation we acknowledged that the balance due for rent and additional rent for the Premises was $168,637.96, together with attorney’s fees and court expenses of $7,041.00 through May 22, 2009 (the “Judgment Amount”).  Pursuant to the Stipulation, we paid $30,000 (the “Forbearance Payment”) on May 22, 2009 toward the Judgment Amount.  Further we agreed to, and have, vacated the Premises.  CRP agreed to stay enforcement of the Judgment Amount until the earlier of (a) our receipt of capital in the amount of at least $500,000, or (b) May 31, 2010.  The matter was returned to the court’s files pending our compliance with the terms of the Stipulation.

There are routine legal claims pending against us that occur in the ordinary course of business, but in the opinion of management, liabilities, if any, arising from such claims will not have a material adverse effect on our financial condition and results of operation.

Other than the items previously disclosed we are not a party to any other material legal proceedings.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS

Market Information

Our common stock was listed on The NASDAQ Stock Market, Inc.’s Capital Market from April 22, 1997 through January 7, 2010.  We changed our symbol from “DNCC” to “SCLD” on October 19, 2000.    On January 7, 2010, our symbol was changed from “SCLD” to “SCLD.PK”.  On January 27, 2010, our symbol was changed from “SCLD.PK” to “SCLD.OB.”

The following table sets forth the high and low selling prices as reported on the NASDAQ Capital Market for our second fiscal quarter of 2010 through February 19, 2010 and for each fiscal quarter during the fiscal years ended October 31, 2009 and 2008.  These quotations reflect inter-dealer prices without retail mark-up, markdown, or commission and may not represent actual transactions. On January 7, 2010 our common stock was delisted from The NASDAQ Stock Market, Inc.’s Capital Market.  Our common stock is currently quoted on the Over-the-Counter Bulletin Board.

	Fiscal 2008
	High	Low

First Quarter	$1.25	$0.87
Second Quarter	$1.21	$0.80
Third Quarter	$1.58	$1.06
Fourth Quarter	$1.26	$0.56

	Fiscal 2009
	High	Low

First Quarter	$0.75	$0.30
Second Quarter	$0.38	$0.14
Third Quarter	$0.35	$0.15
Fourth Quarter	$0.43	$0.23

	Fiscal 2010
	High	Low
First Quarter	$0.35	$0.08
Second Quarter (January 31, 2010 through February 19, 2010)	$0.12	$0.10

Dividend Policy

We have not paid cash dividends on our common stock and do not intend to do so in the foreseeable future.

Equity Compensation Plan Information

The following table sets forth the number of securities to be issued upon the exercise of outstanding options, warrants and rights which were issued pursuant to our equity compensation plans as of October 31, 2009.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights [1]	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders [1]	1,321,500	0.57	1,759,225	[2]
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	1,321,500	0.57	1,759,225

1
Includes 456,210 options pursuant to our 2002 Option Plan, 1,035,250 options pursuant to our 2007 Option Plan, and 267,765 options pursuant to our Purchase Plan. Please see “Executive Compensation –  Narrative Disclosure to Summary Compensation Table – Equity-Based Compensation” at page 40 for additional information regarding the foregoing plans.  All of the remaining 1,035,250 shares under our Amended 2007 Stock Option and Restricted Stock Plan may be issued in the form of options or restricted stock.

NASDAQ

On March 23, 2009, we received notice, under NASDAQ Marketplace Rule 4310(c)(3), that our common stock was subject to potential delisting from the NASDAQ Stock Market, Inc.'s Capital Market because we did not meet the criteria of NASDAQ Listing Rule 5550(b) (the “Rule”) and did not have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  We provided NASDAQ with a specific plan of how we intended to achieve and sustain compliance with all the NASDAQ Capital Market listing requirements, including a time frame for completion of such plan.  On April 28, 2009 we received notice from NASDAQ indicating that our request for an extension of time to regain compliance with the Rule had been granted.  Pursuant to the terms of the extension, we were required to: (a) on or before July 6, 2009, complete an equity transaction or a merger and/or acquisition, and (b) make appropriate disclosures to the SEC and NASDAQ on a Form 8-K.    We were not able to complete an equity transaction or a merger and/or acquisition by July 6, 2009, and on July 8, 2009, we received written notification from NASDAQ stating that we did not meet the terms of the extension, and that, as a result, our common stock would be subject to delisting and trading in our common stock would be suspended at the opening of business on July 17, 2009.   On July 15, 2009, we requested a hearing to appeal the determination before a NASDAQ Hearings Panel (the “Panel”) and to present our plan for regaining compliance with the Rule (the “Appeal”).  On August 4, 2009, we received notice that NASDAQ received our Appeal, and that the delisting action has been stayed, pending a final written decision by the Panel after an oral hearing (the “Hearing”), where we were required to demonstrate our ability to regain and sustain compliance with the Rule.  The Hearing was held at 11:00 A.M. EST, on September 3, 2009.   On October 7, 2009, we received notice that the Panel granted our request for continued listing, subject to our evidencing, on or before January 4, 2010, compliance with the Rule and all other requirements for continued listing.  We were unable to regain compliance with the Rule on or before January 4, 2010, and on January 5, 2010, we received notice from NASDAQ indicating that the Panel determined to delist our securities and trading in our securities would be suspended effective as of the open of trading on Thursday, January 7, 2010.  We do not intend to take any further action to appeal NASDAQ's decision. Accordingly, trading of our common stock was suspended at the opening of business on January 7, 2010, and NASDAQ will file a Form 25-NSE with the SEC as soon as all applicable appeal periods have lapsed. Shares of our common stock are now traded on the Over-the-Counter Bulletin Board.

FINANCIAL STATEMENTS

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
SteelCloud, Inc.

We have audited the accompanying consolidated balance sheets of SteelCloud, Inc. (a Virginia Corporation) and subsidiaries (the Company) as of October 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended October 31, 2009.  Our audits of the basic financial statements included the financial statement schedule listed in the index appearing under Item 15 (a) 2.  These financial statements and financial statement schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).    Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.     The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.    Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.     Accordingly, we express no such opinion.    An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.    We believe that our audits provide a reasonable basis for our opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2009 and 2008, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 2009 in conformity with accounting principles generally accepted in the United States of America.  Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1, the Company incurred a net loss of $3,736,562 during the year ended October 31, 2009, and, as of that date, the Company had an accumulated deficit of $48,605,126 and a working capital deficit of $576,350.  These factors, among others, as discussed in Note 1 to the consolidated financial statements, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grant Thornton LLP

McLean, Virginia

February 5, 2010

STEELCLOUD, INC.
CONSOLIDATED BALANCE SHEETS

	OCTOBER 31,
	2008	2009
ASSETS
Current assets:
Cash and cash equivalents	$752,351	$60,650
Accounts receivable, net of allowance for doubtful accounts of $36,000 and $0 as of October 31, 2008 and 2009, respectively	1,571,673	147,203
Inventory, net	521,920	10,587
Prepaid expenses and other current assets	130,446	141,259
Deferred contract costs	-	33,830
Total current assets	2,976,390	393,529

Property and equipment, net	626,440	166,754
Equipment on lease, net	442,099	1,456
Other assets	7,020	5,374
Total assets	$4,051,949	$567,113

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$718,316	$577,197
Accrued expenses	561,009	174,493
Notes payable, current portion	7,538	217,919
Unearned revenue	8,882	270
Total current liabilities	1,295,745	969,879
Notes payable, long-term portion	7,903	-
Other	132,055	270,461
Total long-term liabilities	139,958	270,461
Stockholders’ equity:

Preferred stock, $.001 par value; 2,000,000 shares authorized, 0 and 0 shares issued and outstanding at October 31, 2008 and 2009, respectively	-	-
Common stock, $.001 par value; 50,000,000 and 80,000,000 shares authorized 15,138,376 and 15,993,501 shares issued at October 31, 2008 and 2009, respectively	15,138	15,994
Additional paid-in capital	50,902,172	51,348,405
Treasury stock, 400,000 shares at October 31, 2008 and 2009, respectively	(3,432,500)	(3,432,500)
Accumulated deficit	(44,868,564)	(48,605,126)
Total stockholders’ equity (deficit)	2,616,246	(673,227)
Total liabilities and stockholders’ equity	$4,051,949	$567,113

See accompanying footnotes.

  STEELCLOUD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended October 31,
	2008	2009
Revenues
Products	$1,905,228	$319,970
Services	2,680,526	1,199,929
Total revenues	4,585,754	1,519,899

Cost of revenues
Products	1,583,484	176,758
Services	2,159,753	892,053
Total cost of revenues	3,743,237	1,068,811

Gross profit	842,517	451,088

Selling and marketing	928,156	486,942

Research and product development	234,371	233,312
General and administrative	3,528,248	2,533,836
Severance and restructuring	-	73,205

Operating loss from continuing operations	(3,848,258)	(2,876,207)

Other income (expense), net	8,542	(64,657)

Income (loss) from continuing operations before income taxes	(3,839,716)	(2,940,864)

Income tax benefit	397,868	-

Income (loss) from continuing operations	(3,441,848)	(2,940,864)

Discontinued Operations:
Gain (loss) on sale of discontinued operations, net of tax	-	69,945
Income (loss) from discontinued operations, net of tax	682,286	(865,643)

Total income (loss) from discontinued operations	682,286	(795,698)

Net loss	$(2,759,562)	$(3,736,562)

Basic and diluted income (loss) per share:
Continuing Operations	$(0.26)	$(0.19)
Discontinued Operations	0.07	(0.05)
Basic and diluted net income (loss) per share	$(0.19)	$(0.24)
Basic and diluted weighted average shares outstanding	14,493,215	15,615,817

See accompanying footnotes.

STEELCLOUD, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total

Balance at October 31, 2007	–	–	14,716,934	14,717	$50,234,099	$(3,432,500)	$(42,109,002)	$4,707,314

Issuance of common stock in connection with employee stock purchase plan exercises	–	–	5,152	5	4,408	–	–	4,413

Issuance of common stock in connection with employee stock option plan exercises	–	–	196,290	196	121,503	–	–	121,699

Stock compensation expense	–	–	–	–	368,032	–	–	368,032

Issuance of common stock in connection with exercise of warrants	–	–	220,000	220	118,580	–	–	118,800

Issuance of warrants for services	–	–	–	–	55,550	–	–	55,550

Net (loss)	–	–	–	–	–	–	(2,759,562)	(2,759,562)

Balance at October 31, 2008	–	–	15,138,376	15,138	$50,902,172	$(3,432,500)	$(44,868,564)	$2,616,246

Issuance of common stock in connection with restricted stock plan	–	–	395,750	396	(396)	–	–	–

Issuance of common stock in connection with BOD Sale			350,000	350	87,150			87,500

Issuance of warrants in conjunction with Caledonia Note			–	–	85,575			85,575

Stock compensation expense	–	–	–	–	226,725	–	–	226,725

Issuance of warrants for services	–	–	–	–	12,288	–	–	12,288

Issuance of common stock for services	–	–	109,375	110	34,891	–	–	35,001

Net (loss)	–	–	–	–	–	–	(3,736,562)	(3,736,562)

Balance at October 31, 2009	–	–	15,993,501	15.994	$51,348,405	$(3,432,500)	$(48,605,126)	$(673,227)

See accompanying footnotes.

STEELCLOUD, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED OCTOBER 31,
	2008	2009

Cash Flows from Operating activities
Net loss	$(3,441,848)	$(4,219,520)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	368,032	226,725
Depreciation and amortization of property and equipment	482,294	524,697
Loss on sale of equipment	-	294,555
Amortization of discount on note payable	-	53,494
Warrant based expense	55,550	97,863
Changes in operating assets and liabilities:
Accounts receivable, net	1,053,699	1,424,470
Inventory	656,475	511,333
Prepaid expenses and other assets	162,511	(9,167)
Deferred contract costs	83,753	(33,830)
Accounts payable	(1,071,013)	(106,119)
Discount on note payable	-	(32,081)
Accrued expenses	(613,001)	(301,603)
Unearned revenue	(96,469)	(8,612)
Net cash provided by (used in) operating activities	(2,360,017)	(1,577,795)

Cash Flows from Investing activities
Proceeds from sale of equipment	-	90,882
Proceeds from sale of discontinued operations	-	150,000
Proceeds from sale of leased assets	-	332,958
Purchase of property and equipment	(424,641)	(9,805)
Net cash provided by (used in) investing activities	(424,641)	564,035

Cash Flows from Financing activities
Proceeds from note payable	-	250,000
Proceeds from issuance of common stock	-	87,500
Proceeds from exercise of common stock options	244,912	-
Payments on notes payable	(12,843)	(15,441)
Net cash provided by (used in) financing activities	232,069	322,059

Net increase (decrease) in cash and cash equivalents	(1,870,303)	(691,701)
Cash and cash equivalents at beginning of year	2,622,654	752,351
Cash and cash equivalents at end of year	$752,351	$60,650

Supplemental disclosure of cash flows information
Interest paid	$18,370	$79,159
Income taxes paid	-	-
Supplemental disclosure of non-cash investing and financing activities
Discount on note payable	-	$85,575
Common stock issued for services	-	$35,000

See accompanying footnotes.

1.    Organization

Founded in 1987, SteelCloud, Inc. (referred to herein as the “Company,” or “SteelCloud”) is a developer of mobility appliance software solutions primarily for the Research In Motion® (“RIM”) BlackBerry market.  SteelCloud designs and integrates its software into specialized server appliances targeted at Department of Defense (“DoD”), public sector, commercial, and remote hosting customers.   Until July 2009, SteelCloud offered computer integration solutions for the federal marketplace and Independent Software Vendors.  In July 2009, SteelCloud entered into an Asset Purchase Agreement with NCS Technologies, Inc., a Virginia corporation (“NCS”), pursuant to which SteelCloud agreed to sell to NCS, and NCS agreed to purchase, all of SteelCloud’s right, title and interest in and to the assets relating to our computer integration business.   Further, in July 2009 SteelCloud’s management and Board of Directors determined to shift the focus of our operations, resources and investments to our BlackBerry-related technologies and products.

SteelCloud was originally incorporated as Dunn Computer Operating Company on July 27, 1987 under the laws of the Commonwealth of Virginia.  On February 26, 1998, Dunn Computer Corporation ("Dunn") was formed and incorporated in the Commonwealth of Virginia to become a holding company for several entities including Dunn Computer Operating Company.  The Company's subsidiary is International Data Products ("IDP"), acquired in May 1998.  On May 15, 2001, the shareholders approved an amendment to the Company’s articles of incorporation to change the corporate name from Dunn Computer Corporation to SteelCloud, Inc.  On December 31, 2003, Dunn was merged with and into SteelCloud.  On February 17, 2004, the Company acquired the assets of Asgard Holding, LLC ("Asgard").  In July of 2006, as part of its restructuring efforts, the Company closed its sales office and ceased all of its operations in Florida.  The Company’s former subsidiaries, Puerto Rico Industrial Manufacturing Operations Acquisition Corporation (“PRIMO”), and STMS Corporation (“STMS”), are inactive.

The accompanying financial statements include the accounts of SteelCloud and its subsidiaries, International Data Products Corporation (“IDP”), Puerto Rico Industrial Manufacturing Operations Acquisition Corporation (“PRIMO”), and STMS Corporation (“STMS”).  All intercompany accounts and activity have been eliminated in the consolidation process.

Going Concern

SteelCloud has had recurring annual operating losses since its fiscal year ended October 31, 2004.  SteelCloud expects that such losses may continue at least through its fiscal year ending October 31, 2010.  The report of SteelCloud’s independent registered public accounting firm on SteelCloud’s consolidated financial statements for the fiscal year ended October 31, 2009 contains an explanatory paragraph regarding SteelCloud’s ability to continue as a going concern based upon its history of net losses, net working capital deficit and uncertainty regarding its ability to satisfy its obligations as they come due in the near term.

SteelCloud is dependent upon available cash and operating cash flow to meet its capital needs.  SteelCloud is considering all strategic options to improve its liquidity and provide it with working capital to fund its continuing business operations, including equity offerings, asset sales or debt; however, there can be no assurance that SteelCloud will be successful in negotiating financing on terms agreeable to it or at all.  If adequate funds are not available or are not available on acceptable terms, SteelCloud will likely not be able to take advantage of unanticipated opportunities, develop or enhance services or products, respond to competitive pressures, or continue as a going concern.  There are no assurances that SteelCloud will be successful in raising working capital as needed.  Further, there are no assurances that SteelCloud will have sufficient funds to execute its business plan, pay its operating expenses and obligations as they become due or generate positive operating results or continue as a going concern.

2.     Sale of Integration Business

On July 10, 2009, SteelCloud entered into an Asset Purchase Agreement (the “Agreement”) with NCS Technologies, Inc., a Virginia corporation (“NCS”), pursuant to which SteelCloud agreed to sell to NCS, and NCS agreed to purchase from SteelCloud, all of SteelCloud’s right, title and interest in and to the assets relating to SteelCloud’s computer integration business.   The purchase price was $475,000 of which $150,000 was paid as a deposit and the remaining $325,000 is an earn-out amount, which is payable from and to the extent of revenue NCS receives during the three-year period after the closing date from certain existing and prospective clients, at a rate equal to 15% of the net sales price received by NCS from such clients.  Any payments by NCS to us are due on or before the 10 th business day following the month in which NCS receives the payments from the client(s).

SteelCloud has classified the integration business as discontinued operations for the twelve month period ending October 31, 2009 as well as all comparative periods presented.  Certain amounts have been reclassified in order to conform to current period presentation.

3.     Significant Accounting Policies

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when all four basic criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable: and (4) collectability is reasonably assured.

In the event the Company enters into a multiple element arrangement and there are undelivered elements as of the balance sheet date, the Company assesses whether the elements are separable and have determinable fair value in determining the amount of revenue to record.

The Company collects and remits sales and property taxes on products and services that it purchases and sells under its contracts with customers, and reports such amounts under the net method in its consolidated statements of operations.  Accordingly, there are no sales and property taxes included in gross revenue.

The Company derives its revenue from the following sources: product revenue, information technology support services, software license as a reseller and support revenue and software training and implementation revenue.

For product sales where title transfers upon shipment and risk of loss transfers to the customer, the Company generally recognizes revenue at the time of shipment.  For product sales where title and risk of loss transfers upon destination, the Company generally recognizes revenue when products reach their destination.  Revenue from hardware leased to customers under operating lease arrangements is recognized over the contract term.  When product and installation services that are not essential to the functionality of the product are sold as part of a bundled agreement, the fair value of the installation services, based on the price charged for the services when sold separately, is deferred and recognized when the services are performed.  The products sold are generally covered by a warranty for periods ranging from one to three years.  The Company previously accrued an estimated warranty reserve in the period of sale to provide for estimated costs to provide warranty services; as part of the agreement with Dell to produce the Company’s appliance hardware, SteelCloud currently purchases an on-site three year warranty from Dell with each unit.  This warranty is transferred to the appliance end user and warranty service is provided directly to the customer by Dell.

When the Company acts as a reseller, the Company monitors the terms of each new transaction to assess whether ASC 605-45, “Reporting Revenue Gross as a Principal versus Net as an Agent” applies to its financial reporting for such transaction.  In accordance with this standard, the Company recognizes revenue associated with the resale of service contracts on a gross basis.

In October 2008 the Company began delivering its appliance solution specifically developed for Blackberry Enterprise Servers (“BES”).  The software does not require significant modification and customization services.   The Company does not have vendor-specific objective evidence (“VSOE”) of fair value for its software.  Accordingly, when the software is sold in conjunction with the Company’s hardware, software revenue is recognized upon delivery of the hardware.

For services revenue under time and material contracts, the Company recognizes revenue as services are provided based on the hours of service at stated contractual rates.

The Company is a value-added solution provider for certain software products.  When resold software licenses, and related maintenance, customization and training services are all provided together to an individual customer the Company recognizes revenue for the arrangement after the Company has delivered the software license and the customer has approved all implementation and training services provided.  In instances where the Company only resells the software license and maintenance to the customer, the Company recognizes revenue after the customer has acknowledged and accepted delivery of the software.  The software manufacturer is responsible for providing software maintenance.  Accordingly, revenue from maintenance contracts is recognized upon delivery or acceptance, as the Company has no future obligation to provide the maintenance services and no right of return exists.

The Company incurs shipping and handling costs, which are recorded in cost of revenues.

Deferred revenue includes amounts received from customers for which revenue has not been recognized.  This generally results from certain customer contracts, ISV releases, warranties, hardware maintenance and support, and consulting services.  The deferred revenue associated with customer contracts and ISV releases represents payments received for milestones achieved prior to recognition of revenue.  This revenue will be recognized as products are shipped.  Revenues from warranties and hardware maintenance and support are recognized ratably over the service term selected by the customer.  Deferred service revenues from consulting are recognized as the services are performed.

Significant Customers

During fiscal year 2009, contracts with two federal government customers, represented approximately $775,000 of SteelCloud’s net revenues or 51% of total net revenues, respectively, for the fiscal year 2009.  Given the nature of the products offered by us as well as the delivery schedules established by SteelCloud’s partners, revenue and accounts receivable concentration by any single customer will fluctuate from year to year.  Future revenues and results of operations could be adversely affected should these customers reduce their purchases, eliminate product lines or choose not to continue to buy products and services from us.

Equity-Based Compensation

Share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized over the employee’s requisite service period.  The fair value of the Company’s stock options and employee stock purchase plan (“ESPP”) awards are estimated using a Black-Scholes option valuation model.  This model requires the input of highly subjective assumptions and elections, including expected stock price volatility and the estimated life of each award.  The fair value of equity-based awards is amortized over the vesting period of the award and the Company has elected to use the straight-line method for amortizing its stock option and ESPP awards.  Compensation costs for all awards granted after the date of adoption and the unvested portion of previously granted awards outstanding are measured at their estimated fair value.

Other Equity-Based Compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees and non-employee directors at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services.  Stock-based compensation recognized under SFAS No. 123 and EITF 96-18 for services from non-employees was $55,550 and $47,288 during the fiscal years ended October 31, 2008 and 2009, respectively.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of certain assets and liabilities.  A valuation allowance is established, as necessary, to reduce deferred income tax assets to an amount expected to be realized in future periods.  The Company determines its valuation allowance by weighing all positive and negative evidence including past operating results and forecasts of future taxable income.  In assessing the amount of the valuation allowance as of October 31, 2008 and 2009, the Company considered, in particular, its forecasted operations for the upcoming fiscal year, current backlog of orders, including those recently received, and other significant opportunities currently in its sales and marketing pipeline with a high probability of generating revenues.  Based upon this review, the Company will continue to fully reserve for all deferred tax assets as of October 31, 2009.

SteelCloud accounts for uncertainty in income taxes using a more-likely-than-not recognition threshold based on the technical merits of the tax position taken.  Tax positions that meet the more-likely-than-not recognition threshold should be measured as the largest amount of the tax benefits, determined on a cumulative probability basis, which is more likely than not to be realized upon effective settlement in the financial statements.   The Company’s accounting policy is to recognize interest and penalties related to income tax matters in general and administrative expense.

Inventory

Inventory consists of materials and components used in the assembly of the Company’s products or maintained to support maintenance and warranty obligations and are stated at the lower of cost or market using actual costs on a first-in, first-out basis.  The Company maintains a perpetual inventory system and continuously records the quantity on-hand and actual cost for each product, including purchased components, subassemblies and finished goods.  The Company maintains the integrity of perpetual inventory records through periodic physical counts of quantities on hand.  Finished goods are reported as inventory until the point of title transfer to the customer.  Generally, title transfer is documented in the terms of sale.  When the terms of sale do not specify, the Company assumes title transfers when it completes physical transfer of the products to the freight carrier unless other customer practices prevail.

The Company periodically evaluates its inventory obsolescence reserve to ensure inventory is recorded at its net realizable value.  The Company’s policy is to assess the valuation of all inventories, including manufacturing raw materials, work-in-process, finished goods and spare parts in each reporting period.  Inherent in managements estimates of excess and obsolete inventory are management’s forecasts related to the Company’s future manufacturing schedules, customer demand, technological and/or market obsolescence and possible alternative uses.  If future customer demand or market conditions are less favorable than the Company’s projections, additional inventory write-downs may be required, and would be reflected in cost of sales in the period the revision is made.  For the fiscal year ending 2008 and 2009 the Company incurred charges to expense of $186,000 and $72,000, respectively, associated with excess and obsolete inventory cost adjustments.

Warranty

 As part of the agreement with Dell to produce the Company’s appliance hardware, SteelCloud purchases an on-site three year warranty from Dell with each unit.  This warranty is transferred to the appliance end user and warranty service is provided directly to the customer by Dell.

Warranty and service support for BlackBerry software is provided directly to the user by RIM as part of the software license agreement.  End users contact RIM directly for support.

SteelCloud periodically monitors the performance and cost of warranty activities for other technology that SteelCloud develops.

Research and Product Development Expenses

The Company expenses research and product development costs as incurred.  These costs consist primarily of labor charges associated with development of the Company’s commercial and federal integrator products.  These research and development expenses amounted to approximately $234,000 and $233,000 during fiscal 2008 and 2009, respectively.

The Company invests in intellectual property in the form of proprietary products such as SteelWorks®.

Cash and Cash Equivalents

The Company maintains demand deposit accounts with principally one financial institution.  At times deposits may exceed federally insured limits, but management does not consider this a significant concentration of credit risk based on the strength of the financial institution.  The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the invoice amount at the time of sale.  The Company continually monitors the collectability of its trade receivables based on a combination of factors. The Company maintains reserves for possible credit losses based upon these evaluations.  As of October 31, 2009 and 2008, the allowance for doubtful accounts was $0 and $36,000, respectively.

Financial Instruments and Concentration of Credit Risk

The carrying value of the Company’s financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable and its line of credit approximates fair value.  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.  The cash is held by high credit quality financial institutions.  For accounts receivable, the Company performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral.  The Company maintains reserves for possible credit losses.  As of October 31, 2008 and 2009, the Company had allowance for doubtful account balances of approximately $36,000 and $0, respectively.

Advertising Expenses

The Company expenses advertising costs as incurred.  Advertising costs consisted of expenditures for tradeshows, website maintenance, radio advertisements, and other charges associated with the dissemination of important Company news and product features to the public.  Advertising expense amounted to approximately $298,000 and $122,000 during fiscal 2008 and 2009, respectively.

Earnings Per Share

The Company presents basic and fully diluted earnings per share.  Basic earnings per share is based on the weighted average shares outstanding during the period.  Diluted earnings per share increases the shares used in the basic share calculation by the dilutive effect on net income from continuing operations of stock options and warrants.  The dilutive weighted average number of common shares outstanding excluded potential common shares from stock options of approximately 352,000 and 584,000 for the fiscal years ending October 31, 2008 and 2009, respectively.  These shares were excluded from the earnings per share calculation due to their antidilutive effect resulting from the loss from operations.

Recent Pronouncements

In September 2009, Financial Accounting Standards Board (“FASB”) issued ASC 605-25, Revenue Recognition - Multiple-Deliverable Revenue Arrangements, formerly Emerging Issues Task Force (EITF) 00-21 .  This guidance addresses how to separate deliverables and how to measure and allocate consideration to one or more units of accounting. Specifically, the guidance requires that consideration be allocated among multiple deliverables based on relative selling prices. The guidance establishes a selling price hierarchy of (1) vendor-specific objective evidence, (2) third-party evidence and (3) estimated selling price. This guidance is effective for annual periods beginning after December 15, 2009 but may be early adopted as of the beginning of an annual period. The Company is currently evaluating the effect that this guidance will have on its financial position and results of operations.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162, now referred to as ASC 105-10, Generally Accepted Accounting Principles . The FASB Accounting Standards Codification (“Codification”) will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 30, 2009.  The adoption of this statement did not have a material effect on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 165,   later codified in ASC 855-10, Subsequent Events . ASC 855-10 establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.  The adoption of ASC 855-10 did not have a material effect on the Company’s financial statements.

In April 2009, the FASB issued FASB Staff Position No. 107-1 and APB Opinion No. 28-1 (FSP 107-1 and APB 28-1), later codified in ASC 825-10-65-1, Interim Disclosures about Fair Value of Financial Instruments . FSP 107-1 and APB 28-1 require fair value disclosures in both interim, as well as annual, financial statements in order to provide more timely information about the effects of current market conditions on financial instruments. FSP 107-1 and APB 28-1 became effective for the Company in the quarter ended July 31, 2009, and their adoption did not have a material impact on the Company's financial statements.

In  June 2008, the EITF ratified EITF Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock , now referred to as ASC 815-40-15. ASC 815-40-15 provides guidance in assessing whether derivative instruments meet the criteria in paragraph 11(a) of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities , now referred to as ASC 815, for being considered indexed to an entity’s own common stock. ASC 815-40-15 is effective for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets , now referred to as FASB ASC 350-30-65-1. It amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Intangible Assets , now referred to as ASC 350. ASC 350-30-65-1 is effective for fiscal years beginning after December 15, 2008 and may not be adopted early. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133, now referred to as ASC 815 . ASC 815 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  ASC 815 is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No.141R, Business Combinations , now referred to as ASC 805 . ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate and financial effects of the business combination.  The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements, unless the Company enters into a material business combination transaction. The Company is in the process of evaluating the effect, if any, the adoption of ASC 805 will have on its financial statements, if the Company undertakes an acquisition.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 , now referred to as ASC 810. ASC 810 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The Company is in the process of evaluating the effect, if any, the adoption of ASC 810 will have on its financial statements.

4.    Inventories

Inventories consisted of the following:

	Years ended October 31,
	2008	2009
Raw materials	$344,898	$6,259
Work in process	-	-
Finished goods	177,022	4,328
	$521,920	$10,587

5.    Property and Equipment and Equipment on Lease

Property and equipment, including leasehold improvements, are stated at cost.  Property and equipment are depreciated using the straight-line method over the estimated useful lives ranging from one to five years.  Furniture and fixtures are depreciated over an estimated useful life of five years.  Leasehold improvements are amortized over the related lease term.

Any tenant allowances have been recorded as deferred rent and will be recognized as a reduction in rent expense over the applicable lease term.

Property and equipment consisted of the following:

	Years ended October 31,
	2008	2009
Computer and office equipment	$296,215	$154,325
Furniture and fixtures	38,530	28,503
Leasehold improvements	941,617	279,972
Other	112,668	1,959
	1,389,030	464,759
Less accumulated depreciation and amortization	(762,590)	(298,005)
	$626,440	$166,754

During the fourth quarter of the fiscal year ended October 31, 2009, the Company recorded an impairment charge against discontinued operations on its leasehold improvements of approximately $276,000.  This charge should have been recorded in the third quarter of fiscal 2009 due to the triggering event of the sale of the computer network business which would have required an impairment analysis on the remaining assets related to that business.  There was no impact to any other prior periods.  The Company evaluated the error on both a quantitative and qualitative basis under the guidance of "SEC Staff Accounting Bulletin: No. 99 - Materiality".  The Company determined that the impact of this error did not affect the trend of net losses, cash flows, or liquidity and therefore was not material to either the third quarter or fourth quarter financial statements.  Accordingly the Company has not restated the interim financial statements for the third quarter of fiscal year 2009.

The Company owned equipment that was at customer sites under multiple operating lease agreements.  The cumulative cost of the equipment was $987,741 at October 31, 2008.  This equipment lease was sold in April of 2009 for approximately $61,000, resulting in a loss on sale of approximately $281,000, which was recorded under discontinued operations.  The Company depreciates its leased property and equipment assets over the lesser of the related lease term or the useful life of the leased asset.  The related cumulative accumulated depreciation on the equipment was $545,642 in October 31, 2008.  This lease was sold in April of 2009, and accordingly there is no accumulated depreciation on the equipment ending October 31, 2009.

6.    Notes Payable

On July 1, 2009, the Company entered into a Business Loan and Security Agreement (the “Agreement”) with Caledonia Capital Corporation, a Delaware corporation (the “Lender”) pursuant to which the Lender agreed to lend to SteelCloud $250,000 in the form of a Secured Promissory Note (the “Note”) which was issued on July 1, 2009 (the “Issuance Date”).  The Note bears interest at a rate of 15% per annum, and is payable in quarterly installments commencing three months after the Issuance Date, or October 1, 2009.  The principal amount of the Note was due and payable in full on December 29, 2009 (The “Maturity Date”.  There are no penalties for early prepayment of the Note.

On December 29, 2009, the Company entered into an Allonge to Note (the "Allonge") with the Lender. The Allonge amends the terms of the Agreement by, among other things, (a) increasing the annual interest rate of the Note to 20%, (b) providing that accrued interest under the Note shall be payable in monthly installments commencing on February 1, 2010, and continuing on the first business day of each successive month, (c) paying an extension fee of $25,000 and (d) extending the Maturity Date of the Note to March 31, 2010.

Additionally, in the event that the Company receives investments from one or more investors in one or more transactions in an aggregate amount in excess of $750,000, whether in the form of cash, negotiable or non-negotiable instruments or any form of payment in exchange for the issuance of any certificated or non-certificated security of the Company, whether in the form of debt or equity (an “Equity Raise”), at any time between the Issuance Date and the Maturity Date, then, the Company shall be required, within five (5) business days after the Equity Raise first exceeds $750,000, to curtail the accrued interest and outstanding principal balance of the Note by an amount equal to the amount by which the Equity Raise then exceeds $750,000 (but in no event by more than the then outstanding principal balance and interest accrued on the Note). Until delivery of such funds to the Lender, all such funds shall be deemed held in trust by the Company for and on behalf of the Lender.  All funds that the Company delivers to the Lender from the Equity Raise shall be deemed prepayments of the Note.

Pursuant to the Agreement and the Note, the Company’s obligations thereunder are secured by a first priority lien in and to all of the Company’s intellectual property rights, title and interest in and to the SteelWorks® Mobile integrated server appliance software.

As an inducement to the Lender to make the loan to the Company, the Company issued to the Lender a warrant to purchase up to 625,000 shares of the Company’s common stock, par value $0.001 per share. The Warrant is exercisable for four years at an exercise price of $0.15 per share.  The Company determined the fair value of these warrants utilizing the Black-Sholes Model.  The fair value of these warrants at issuance date was approximately $130,000.

The loan amount of $250,000 was allocated between the note payable and warrants based upon their relative fair values. The difference between the face amount of the note of $250,000 and the note payable amount of $164,425 recorded at date of execution represents the debt discount of $85,575 which will be amortized over the life of the note.  To determine the fair value of the warrants, management used the Black-Scholes Model which includes assumptions on the period end stock price, historical stock volatility, risk free interest rate and term of warrants.

The fair value of the loan at October 31, 2009 approximates its carrying value due to its short-term maturity.

Notes payable consisted of the following:
	Years ended October 31,
	2008	2009
Secured Promissory Note	$-	$217,919
Asset loans, bearing interest at annual interest rates from 0.0% to 4.9% due in aggregate monthly payments of $676, $348 and $359, that expired in July 2009, July 2008 and July 2008, respectively, secured by certain assets of the Company	15,441	-
Less current portion	7,538	217,919
Notes payable, long-term	$7,903	$-

7.    Commitments

Operating Leases

The Company’s current corporate office is located in Herndon, Virginia and consists of approximately 24,000 square feet of office, manufacturing and warehouse space held under one lease.  In February 2009, the Company entered into a lease amendment with the landlord of this facility whereby the lease, which was originally scheduled to expire on August 31, 2014, was amended to provide for (i) the extension of the lease term for a period of one (1) year and four (4) months ending on December 31, 2015, and (ii) certain other modifications, including a reduction in SteelCloud’s rent cash payments by approximately $60,000 and $34,000 for the fiscal years 2009 and 2010, respectively.  SteelCloud’s monthly straight-line rent expense will be approximately $21,000 a month for the remainder of the lease.

In May 2009, the Company entered into a Stipulation/Consent Order with CRP (the “Stipulation”), pursuant to an Affidavit and Statement of Account (the “Affidavit”), stating, as declared by a general manager of Jones Lang LaSalle, a property management company and agent for CRP Holdings A-1, LLC (“CRP”), the landlord of 14040 Park Center Road, Suite 210, Herndon, Virginia 20171 (the “Premises”), the Company’s previous corporate office, that CRP, as landlord, was seeking a judgment against the Company for: (i) possession of the Premises, and (ii) monetary damages for nonpayment of rent due under a sublease.  In the Stipulation the Company acknowledged that the balance due for rent and additional rent for the Premises was $168,637.96, together with attorney’s fees and court expenses of $7,041.00 through May 22, 2009 (the “Judgment Amount”).  Pursuant to the Stipulation, the Company paid $30,000 (the “Forbearance Payment”) on May 22, 2009 toward the Judgment Amount.  In May 2009, the Company vacated the premises.  CRP agreed to stay enforcement of the Judgment Amount until the earlier of (a) SteelCloud’s receipt of capital in the amount of at least $500,000, or (b) May 31, 2010.  The matter was returned to the court’s files pending SteelCloud’s compliance with the terms of the Stipulation.

The Company recognizes rent holiday periods, scheduled rent increases and tenant improvement allowances on a straight-line basis over the lease term beginning with the commencement date of the lease.  Rent expense under these leases, which is recorded on a straight-line basis over the life of each lease, was approximately $526,000 and $440,000 for the years ended October 31, 2008, and 2009, respectively.

 Additionally, the Company leases office equipment under non-cancelable operating leases which expired in September of 2009.  Total rental expense was $19,000 and $18,000 for the years ended October 31, 2008, and 2009, respectively.

Future minimum lease expenditures under all non-cancelable operating leases at October 31, 2009 are as follows:

2010	256,728
2011	256,728
2012	256,728
2013	256,728
2014	256,728
2015 and beyond	299,514
Total	$1,583,154

8.    Employment Agreements

 The Company has employment agreements for two key executives.  Mr. Hajost, the Company’s Chief Executive Officer has an executive retention agreement which obligates the Company to escalating severance payments of up to one year’s salary in the event Mr. Hajost is terminated without cause, or terminates his employment with good cause.  Mr. Murphy, the Company’s former Chief Financial Officer, had an amended employment agreement with a term of 3 years, expiring October 2010 and automatically renewed for additional one-year terms unless terminated by either the Company or the employee.  Effective November 30, 2009, Mr. Murphy resigned his positions as Chief Financial Officer and Executive Vice President of the Company and this employment agreement was terminated

The aggregate annual minimum commitment under the agreement on October 31, 2009 attributed to Mr. Hajost was $100,000.  Due to Mr. Murphy’s resignation, the Company has no annual minimum commitment under his prior agreement.

9.    Stockholders’ Equity

Stock

On June 15, 2009, the Company sold an aggregate of 350,000 shares of its common stock, to its seven directors, for aggregate cash proceeds of $87,500.  The shares of common stock were sold at $0.25 per share, or $.01 higher than the closing price of the common stock on the date of sale.

On October 23, 2009, the Company issued 109,375 shares of its common stock to a law firm, of which one of the Company’s directors is a member, in conversion of legal fees due.  These legal fees were converted at $0.32 per share, the closing price of our stock on October 23, 2009.

Warrants

On September 14, 2007, the Company issued 100,000 warrants in exchange for investor relations services valued at approximately $56,000.  The warrants were issued at an exercise price of $1.28 and expire on September 14, 2012.  The fair value of the warrants was estimated in four equal tranches over a four-month vesting period using the Black- Scholes Option pricing fair value model which resulted in a fair value of $0.62.  On August 24, 2009, the investor relations firm terminated its right to these 100,000 warrants, and in exchange SteelCloud issued to them 115,000 warrants at an exercise price of $0.20 and vesting immediately.  The fair value of the warrants was estimated using the Black-Scholes Option pricing fair value model which resulted in a fair value of $0.074.

The Company recognized $56,000 of sales and marketing expense associated with the issuance of warrants in exchange for services during the fiscal year ended October 31, 2008.

As discussed in Note 6, as an inducement to Caledonia Capital Corporation (the “Lender”) to make a loan to the Company, the Company issued to the Lender a warrant to purchase up to 625,000 shares of the Company’s common stock, par value $0.001 per share.  The loan amount of $250,000 was allocated between the note payable and warrants based upon their respective fair values.  The difference between the face amount of the note of $250,000 and the note payable amount of $164,425 recorded at the date of execution represents the debt discount of $85,575 which will be amortized over the life of the note.  The Warrant is exercisable for four years at an exercise price of $0.15 per share.  The Company determined the fair value of these warrants utilizing the Black-Sholes method.  The fair value of these warrants at issuance date was approximately $130,000.

As discussed above, the Company sold shares of our common stock to our seven directors.  Each share of common stock was accompanied by one warrant to purchase one additional share of common stock.  These warrants are exercisable for five years from the date of issuance at an exercise price of $0.25 per share.   The seven directors entered into lock-up agreements with us, restricting their ability to exercise these warrants until such time as we received shareholder approval for the issuance of these warrants.  We received shareholder approval for the issuance of these warrants on October 23, 2009.

10.  Stock Based Compensation

Share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized over the employee’s requisite service period.  Stock-based compensation expense for the year ended October 31, 2008 and 2009 increased the Company’s basic and diluted loss per share by approximately $0.03 and $0.03, respectfully.  The estimated fair value of the Company’s stock-based awards is amortized on a straight-line basis over the awards’ vesting period.

A summary of the total stock-based compensation expense for the fiscal years ended October 31, 2008 and 2009 is as follows:

	Years ended October 31,
Stock based expense allocation	2008	2009
Cost of revenue	$24,000	$-
General and administrative	294,000	199,000
Selling and marketing	29,000	6,000
Research and development	21,000	22,000
Severance and restructuring	-	-
Total stock compensation	$368,000	$227,000

Stock Options

In January 1997, the Company adopted the 1997 Stock Option Plan (the “1997 Option Plan”).  Under the 1997 Option Plan, options to purchase a maximum of 2,650,000 shares of the Company’s common stock (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and certain other persons who provide services to the Company.  In addition, the Company established the 2002 Stock Option Plan (the “2002 Option Plan”) in May 2002, which permits the Company to grant up to 750,000 options to employees, officers and directors of the Company and certain other persons who provide services to the Company under that Plan.  In May 2004, the Company’s shareholders approved an amendment to the Company’s 2002 Stock Option Plan to increase the number of options available under the plan from 750,000 to 1,500,000.  In May 2007, the Company’s shareholders approved the 2007 Stock Option Plan which permits the Company to grant up to 1,500,000 options to employees, officers and directors of the Company.  In May 2008, the Company’s shareholders approved an amendment to the Company’s 2007 Stock Option Plan creating the Amended 2007 Stock Option and Restricted Stock Plan (the “2007 Option and Restricted Stock Plan”).  The 2007 Stock Option and Restricted Stock Plan permits the Company to issue restricted stock awards to employees, officers and directors of the Company in addition to stock option awards.

Stock options are generally granted with an exercise price equal to the fair market value of its common stock at the date of grant.  The options vest ratably over a stated period of time not to exceed four years.  The contractual terms of the options are five or ten years.

A summary of the Company’s stock option activity as of October 31, 2008 and 2009 is presented below:

Fiscal Year ended October 31, 2008
	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)
Outstanding at October 31, 2007	1,786,000	$1.13	3.17
Exercisable at October 31, 2007	686,625	$1.60	2.33
Options granted	1,015,000	$1.26
Options exercised	196,290	$0.62
Options canceled or expired	622,210	$1.13
Outstanding at October 31, 2008	1,982,500	$1.24	3.42
Exercisable at October 31, 2008	879,584	$1.36	2.51

Fiscal Year ended October 31, 2009
	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)
Outstanding at October 31, 2008	1,982,500	$1.24	3.42
Exercisable at October 31, 2008	879,584	$1.36	2.51
Options granted	450,000	$0.24
Options exercised	-	$-
Options canceled or expired	1,180,000	$1.29
Outstanding at October 31, 2009	1,252,500	$0.83	3.04
Exercisable at October 31, 2009	862,500	$1.08	2.49

The total options outstanding do not include 600,000 non-qualified options granted to the former IDP stockholders that are not included in the Option Plan as these options expired in April 2008.

The aggregate intrinsic value of options exercised during the fiscal year ended October 31, 2008 was approximately $93,000.  There were no options exercised during the fiscal year ended October 31, 2009.  The intrinsic value of a stock option is the amount by which the market value of the underlying stock exceeds the exercise price of the option.  The intrinsic value for options outstanding or options exercisable for year ended October 31, 2009 was $15,000 and $7,500 respectively.

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing fair value model.  This model is calculated based on exercise price, an expected annual dividend yield of 0% and several subjective assumptions, including the expected term and expected stock price volatility over the expected term.  The weighted-average grant-date fair value of options granted during the fiscal years ended October 31, 2008 and 2009 was $0.51 and $0.12, respectively.

The fair value of the Company’s Stock Option awards granted during the fiscal years ended October 31, 2008 and 2009 were estimated based upon the following assumptions:

	Years ended October 31,
	2008	2009
Expected term (years) [1]	3.3 to 3.7	3.0 to 3.2
Expected stock price volatility [2]	57.6% to 60.1%	75.2% to 80.4%
Weighted average volatility [2]	58.80%	76.91%
Risk-free interest rate [3]	2.03% to 2.92%	1.40% to 1.46%

1 - Expected term.   For awards granted   prior to January 1, 2008 , expected term for the stock option awards was calculated based upon the simplified method set out in the SEC Staff Accounting Bulletin No. 107 (“ SAB 107”).  For awards granted after January 1, 2008 the Company continued to use the simplified method set out in SAB 107 for grants with two-year and three-year graded vesting for which it lacked sufficient historical share option exercise data in accordance with SEC Staff Accounting Bulletin No. 110.  Expected term for grants of one year cliff vesting stock option awards was calculated based upon historical share option exercises for which the Company did have sufficient historical data.

2 - Expected stock price volatility.   Expected stock price volatility for Stock Option awards is calculated using the weighted average of the Company’s historical volatility over the expected term of the award.

3 - Risk-free interest rate.   The risk-free interest rate is calculated based on the U.S Treasury yield curve on the grant date and the expected term of the award.

The Company modified the stock option agreement of one employee in fiscal year 2009.  Using the Black-Scholes fair-value pricing model, the fair value of the stock option agreement prior to modification was approximately $133,000 and the fair value subsequent to modification was approximately $164,000. As a result of the modification the Company recorded $44,000 of stock-based compensation expense which was recorded as general and administrative expense.

A summary of the Company’s outstanding stock options at October 31, 2009 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Exercise Price	Average Remaining Contractual Life	Number Outstanding	Weighted Average Exercise Price

$ 0.55-$1.75	1,137,500	$0.68	3.28	747,500	$0.88
$ 1.76-$4.50	115,000	$2.40	0.65	115,000	$2.40
$ 0.55-$4.50	1,252,500	$0.83	3.04	862,500	$1.08

A summary of the status of the Company’s nonvested shares as of October 31, 2008 and 2009, and changes during the fiscal year ended October 31, 2008, is presented below:

Fiscal Year Ended October 31, 2008
	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at October 31, 2007	1,099,375	$0.46
Options granted	1,015,000	$0.51
Options vested	(606,459)	$0.51
Options forfeited	(405,000)	$0.36
Nonvested at October 31, 2008	1,102,916	$0.52

Fiscal Year Ended October 31, 2009
	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at October 31, 2007	1,102,916	$0.52
Options granted	450,000	$0.12
Options vested	(492,500)	$0.39
Options forfeited	(670,416)	$0.56
Nonvested at October 31, 2008	390,000	$0.15

The Company recognized approximately $364,000 and $86,000 of stock-based compensation expense associated with stock option awards in the fiscal years ended October 31, 2008 and 2009, respectively.  As of October 31, 2009, unrecognized compensation expense related to nonvested stock options was $15,000 which is expected to be recognized through January 2012 over a weighted average period of 1.03 years.  The total fair value of shares vested during the years ended October 31, 2008 and 2009 was approximately $309,000 and $194,000 respectively.

Employee Stock Purchase Plan – No Participation

In August, 1998, the Board adopted an Employee Stock Purchase Plan (“ESPP”) whereby employees may purchase Company stock through a payroll deduction plan.  The purchase price of the stock is the lower of 85% of the fair market value on the first or last day of the applicable six month offering period.  All employees, including officers but not directors, are eligible to participate in this plan.  Executive officers whose stock ownership of the Company exceeds five percent of the outstanding common stock are not eligible to participate in this plan.  In May 2007, the Company’s shareholders approved an amendment to the ESPP that increased the number of shares available for issuance from 300,000 to 600,000.

The fair value of each ESPP award is estimated on the date of the grant using the Black-Scholes option-pricing fair value model.  This model is calculated based on exercise price, an expected annual dividend yield of 0%, the expected term and a subjective assumption, expected stock price volatility over the expected term.  The Company did not grant any ESPP awards in the fiscal year ended October 31, 2009.  The fair value of the Company’s ESPP awards granted during the fiscal year ended October 31, 2008 was estimated based upon the following assumptions:

Fiscal Year Ended October 31, 2008

Expected term (years) [1]	0.50
Expected stock price volatility [2]	64.6%
Risk-free interest rate [3]	1.53%

1 - Expected term.   Expected term for ESPP awards is equal to the vesting period of the award.

2 - Expected stock price volatility.   Expected stock price volatility for ESPP awards is calculated using the weighted average of the Company’s historical volatility over the expected term of the award.

3 - Risk-free interest rate.   The risk-free interest rate is calculated based on the U.S. Treasury yield curve on the grant date and the expected term of the award.

The Company did not recognize any stock-based compensation expense associated with ESPP awards in the fiscal year ended October 31, 2009.  As of October 31, 2009, there was not any unrecognized compensation cost related to ESPP awards.

Restricted Stock Awards

Restricted stock awards are issued pursuant to the Company’s 2007 Stock Option and Restricted Stock Plan.  The Company’s restricted stock grants are accounted for as equity awards.  The expense is based on the price of the Company’s common stock, and is recognized on a straight-line basis over the requisite service period.  The Company’s restricted stock agreements do not contain any post-vesting restrictions.  The restricted stock award grants vest ratably over a two to three year period.

A summary of the Company’s restricted stock award activity as of October 31, 2008 and 2009, and changes during the year then ended are as follows:

Fiscal Year Ended October 31, 2008
	Shares	Weighted- Average Price/Share	Intrinsic Value
Nonvested at October 31, 2007	180,000	$1.22
Granted	-	$-
Vested and issued	-	$-
Cancelled	(113,334)	$1.24
Nonvested at October 31, 2008	66,666	$1.20	$ 39,332

Fiscal Year Ended October 31, 2009
	Shares	Weighted- Average Price/Share	Intrinsic Value
Nonvested at October 31, 2007	66,666	$1.20
Granted	546,000	$0.34
Vested and issued	395,750	$0.34
Cancelled	(147,916)	$0.78
Nonvested at October 31, 2008	69,000	$0.23	$17,940

The Company recognized $142,000 of stock-based compensation expense associated with restricted stock awards in the fiscal year ended October 31, 2009.  The Company did not recognize any stock-based compensation expense associated with restricted stock awards in the fiscal year ended October 31, 2008.  As of October 31, 2009, unrecognized compensation expense related to nonvested restricted stock awards was $21,000 which is expected to be recognized through February 2010 over a weighted average period of 0.18 years.

11. Income Taxes

The provision for income taxes from continuing operations consists of the following:

	Years ended October 31,
	2008	2009

Current:
Federal	$(367,253)	$-
State	(30,615)	-
Deferred:
Federal	-	-
State	-	-
Total Benefit for income taxes	$(397,868)	$-

The provision for income taxes for discontinued operations consists of the following:

	Years ended October 31,
	2008	2009

Current:
Federal	$367,253	$-
State	30,615	-
Deferred:
Federal	-	-
State	-	-
Total Provision for income taxes	$397,868	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Components of the Company’s net deferred tax asset balance are as follows:

	Years Ended October 31,
	2008	2009
Deferred tax assets:
Current portion:
Accrued expenses	$61,390	$19,217
Asset reserves	72,156	-
Other	31,674	4,086
Total current portion	165,220	23,303
Long term portion:
Net operating loss carryforwards	16,318,196	17,685,269
Deferred rent	58,768	93,196
Stock compensation	83,890	133,524
Investment reserve	55,252	55,228
Depreciation	153,128	226,747
Intangibles	757,560	683,362
Total long term portion	17,426,794	18,877,326
Deferred tax credit:
Valuation allowance	(17,525,032)	(18,867,153)
Total deferred tax asset	$66,982	$33,476
Deferred tax liabilities:
Current portion:

Change in accounting method	(33,491)	(33,476)
Long term portion:

Change in accounting method	(33,491)	-

Total deferred tax liability	$(66,982)	$(33,476)
Net deferred tax asset	$-	$-

As of October 31, 2009, the Company had approximately $48.1 million in pretax net operating loss carryforwards reported on its tax returns, which expire between 2011 and 2028.  Of this amount, approximately 132,000 is unrecognized in the financial statement related to stock-based compensation that has not yet provided a benefit due to the Company’s net operating loss position.  The use of the net operating loss carryforwards may be subject to limitation under the rules regarding a change of ownership as determined by the Internal Revenue Service. The effects of potential ownership changes, if any, have not been analyzed by the Company.

As of October 31, 2009, the Company has recorded a valuation allowance of approximately $18.9 million against the total deferred tax asset of $18.9 million.  The portion of the valuation allowance for which subsequently recognized benefits will increase stockholders’ equity was $0.3 million.  In assessing the amount of the valuation allowance as of October 31, 2009, SteelCloud considered, in particular, SteelCloud’s forecasted operations for the next fiscal year, taking into account SteelCloud’s year to date results of operations, current backlog of orders, including those recently received, and other significant opportunities currently in SteelCloud’s sales and marketing pipeline with a high probability of generating revenues.  Based upon this review, management determined that it is not more likely than not its net deferred tax assets will be realized and has provided a valuation allowance against all deferred tax assets as of October 31, 2009.

The reconciliation of income tax from the federal statutory rate of 34% is:

	Years ended October 31,
	2008	2009

Tax at statutory rates:	$(1,305,504)	$(999,858)
Non-deductible (income) expenses, net	8,866	3,245
Stock based compensation	73,784	4,525
Valuation allowance	911,323	1,049,116
State income tax, net of federal benefit	(108,831)	(82,892)
Change in state tax rates	(73,201)	7,426
True-up of net-operating loss	87,985	(1,113)
Other	7,710	19,551
	$(397,868)	$-

The Company conducts business in the U.S. and is subject to U.S. taxes.  As a result of its business activities, the Company files tax returns that are subject to examination by the respective federal and state tax authorities.  For income tax returns filed by the Company, the Company is no longer subject to U.S. federal, or state tax examination by tax authorities for years before the tax year ended October 31, 2006, although significant net operating loss carryforward tax attributes that were generated prior to the tax year ended October 31, 2006 may still be adjusted upon examination by tax authorities if they either have been or will be utilized.

As of November 1, 2008, the Company had a total unrecognized tax benefit of $61 thousand, of which $12 thousand related to tax positions taken in prior years that did not meet the more-likely-than-not recognition threshold , and $41 thousand related to stock compensation deductions.

The change in the Company’s unrecognized tax benefits are shown in the table below:

	Years ended October 31,
	2008	2009
Balance at November 1	$615,674	$61,145
Additions related to current year tax positions	50,971	-
Additions related to current year windfall tax benefits not recognized	48,697	-
Reduction for tax positions related to the current year		-
Additions for tax positions of prior years	54	-
Reductions for tax positions of prior years		-
The amounts of decreases in the unrecognized tax benefits relating to settlements with taxing authorities	(654,251)	-
Expiration of the statute of limitations for the assessment of taxes		-
Balance at October 31, 2009	$61,145	$61,145

The Company has a valuation allowance against the full amount of its net deferred tax assets and therefore, the amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate is zero.   The Company does not expect its unrecognized tax benefit liability to change significantly over the next 12 months.   The Company’s accounting policy is to recognize interest and penalties related to income tax matters in general and administrative expense.  The Company has $0 accrued for interest and penalties as of October 31, 2008 and 2009.

12.  Earnings Per Share

Basic net income per share is computed by dividing net income by the weighted-average number of common shares outstanding during the period.  Diluted net income per share is computed, using the treasury stock method, as though all potential common shares that are dilutive were outstanding during the period.  The following table provides a reconciliation of the numerators and denominators of the basic and diluted computations for net (loss) per share.

	Years ended October 31,
	2008	2009
Numerator:
Net income (loss) from continuing operations	$(3,838,716)	$(2,940,864)
Net income (loss) from discontinued operations	$1,080,154	$(795,698)
Net income (loss)	$(2,759,562)	$(3,736,562)
Denominator:
Denominator for basic earnings per share- weighted-average shares	14,493,215	15,032,286
Effect of dilutive securities:
Employee stock options	271,575	20,182
Warrants	56,186	365,644
Restricted stock	24,160	197,705
Dilutive potential common shares	351,920	583,531
Denominator for diluted earnings per share - adjusted weighted-average shares and assumed conversions	14,493,215	15,615,817

(Loss) per share from continuing operations, basic and diluted	$(0.26)	$(0.19)
Income (loss) per share from discontinued operations, basic and diluted	$0.07	$(0.05)
(Loss) per share, basic and diluted	$(0.19)	$(0.24)

13.  Retirement Plans

401(k) Plans

The Company maintains a 401(k) (the “Plan”) for all current employees.  Under the Plan, employees are eligible to participate the first calendar day of the month following their first day of service and attaining the age of 18.  Employees could defer up to $16,500 of compensation in calendar year 2009.  Employee contributions are subject to Internal Revenue Service limitations.  All employees who contributed to the Plan are eligible to share in discretionary Company matching contributions.  The Company match is equal to 25% of employee contributions up to 6% of an employee’s annual compensation.  Company contributions vest over 5 years.  In fiscal 2008 and 2009, the Company contributed approximately $72,000 and $23,000 to the participants of the 401(k), respectively.

14.  Segment Reporting

The Company is organized on the basis of products and services.  The Company’s chief operating decision maker is the Company’s Chief Executive Officer.  While the Chief Executive Officer is apprised of a variety of financial metrics and information, the Chief Executive Officer makes decisions regarding how to allocate resources and assess performance based on a single operating segment.

15.  Related Party Transactions.

An individual who is a director is also a founding member of Gersten Savage LLP, who provides legal services to the Company.  During the fiscal years ended October 31, 2008 and 2009, the Company paid Gersten Savage LLP approximately $93,000 and $169,000, respectively, in legal fees.  In addition, on October 23, 2009, we issued 109,375 shares of our common stock to Gersten Savage LLP in conversion of legal fees due them.  These legal fees were converted at $0.32 per share, the closing price of our stock on October 23, 2009.

16.  Commitments and Contingencies

The Company has accrued approximately $50,000 pertaining to non-income taxes and related interest and penalties that would have resulted from the failure to file the associated returns.  The Company intends to file the necessary returns to resolve the contingency.

17.  Subsequent Events

Subsequent events are current as of February 5, 2010.

Operations lease

On February 2, 2010, SteelCloud entered into a Lease Agreement (the “February Lease”) with Merritt-AB5, LLC (the “Landlord”), pursuant to which SteelCloud will rent approximately 3,461 square feet in the property located at 20110 Ashbrook Place, Suite 130, Ashburn, Virginia 20147 (the “Premises”) for its operations facility.  The term of the February Lease is for one year beginning on the later to occur of (i) February 15, 2010, (ii) the date the Landlord completes certain work on the premises, or (iii) the date when we occupy the Premises (the “Term”).   The Term may be extended for two additional successive one year periods.  The monthly rate is $6,489.38, or $77,872.50 for the first year, inclusive of operating expenses.  If we determine to extend the term, the monthly rent for the second year will be $6,684.06 or $80,208.68 per year, and the monthly rent for the third year will be $6,884.58 or $82,614.94 per year.

Sale of Portion of Consulting Business

On January 11, 2010, SteelCloud entered into a Purchase and Sale Agreement (the “Agreement”) with Global Technology Partners, Inc., a Maryland Corporation (the “Purchaser”).

Pursuant to the Agreement, on January 15, 2010, SteelCloud sold to the Purchaser a portion of its consulting business, consisting of certain consulting contracts and related agreements, and assign all of its rights to employment and independent contractor contracts for certain of its contractors and employees engaged in the consulting business (the “Assets”).  As consideration for the sale of the Assets, the Purchaser agreed to pay a base price of one hundred forty thousand dollars ($140,000) (the “Base Price”) of which (a) seventy thousand dollars ($70,000) was paid upon the execution of the Agreement, and (b) seventy thousand dollars ($70,000) was paid on January 15, 2010; however, this payment may be forfeited to Purchaser if a novation is not approved by the government and certain payments due to Purchaser from the Assets are not made to Purchaser.  In addition to the Base Price, the Agreement provides for contingent payments in the amount of (a) one hundred thousand dollars ($100,000) in the event certain payments are made pursuant to certain of the Assets, and (b) twenty percent (20%) of the gross margin from all revenue generated from the Assets for the period beginning from January 11, 2010 and ending on January 11, 2011.

Pursuant to the Agreement, the parties agreed to cooperate in obtaining novations of all governmental contracts included in the Assets.  SteelCloud agreed to guarantee payment of all liabilities and the performance of all obligations that Purchaser assumed under any governmental contracts included in the Assets.

The Agreement contains standard representations and warranties for a transaction of this type. The terms of the transaction were the result of arm’s length negotiations between SteelCloud and the Purchaser.  Prior to the completion of the transaction, neither SteelCloud nor any of its affiliates or officers, directors or their associates had any material relationship with the Purchaser, other than in respect of the Agreement and the transactions contemplated therein and related thereto.

In connection with the Agreement, SteelCloud obtained a Release of Lien (the “Release”) from Caledonia Capital Corporation (“Caledonia”), pursuant to which Caledonia released and waived its interest in the Assets, including any receivables due thereunder, which SteelCloud pledged and assigned as collateral security under the Line of Credit and Security Agreement dated November 3, 2009, by and between SteelCloud and Caledonia (the “Line of Credit”).

NASDAQ Stock Market Delisting

On January 5, 2010, the Company received notice from The NASDAQ Stock Market ("NASDAQ") indicating that the NASDAQ Hearings Panel determined to delist the Company’s securities from NASDAQ and trading in the Company’s securities would be suspended effective as of the open of trading on Thursday, January 7, 2010. As previously reported by the Company, on October 8, 2009, the NASDAQ Hearings Panel gave SteelCloud until January 4, 2010 to comply with NASDAQ Listing Rule 5550(b) (formerly known as Market Place Rule 4310(c)(3)), which required that the Company maintain a minimum of (a) $2,500,000 in stockholder's equity, (b) $35,000,000 market value of listed Securities, or (c) $500,000 of net income from continuing operations. the Company was unable to gain compliance with NASDAQ Listing Rule 5550(b) by the January 4, 2010 deadline. The Company does not intend to take any further action to appeal NASDAQ's decision. Accordingly, trading of the Company’s common stock was suspended at the opening of business on January 7, 2010, and NASDAQ will file a Form 25-NSE with the SEC as soon as all applicable appeal periods have lapsed.

Allonge to Business Loan

On December 29, 2009, the Company entered into an Allonge to Note (the "Allonge") with Caledonia Capital Corporation, a Delaware Corporation (the "Lender"). The Allonge amends the terms of the Business Loan and Security Agreement dated July 1, 2009 (the "Agreement"), pursuant to which the Lender agreed to lend to the Company $250,000 in the form of a Secured Promissory Note (the "Note") issued on July 1, 2009. The Note originally provided for a maturity date of December 29, 2009 (the "Maturity Date") and an annual interest rate of 15%. The Allonge amends the Note by, among other things, (a) increasing the annual interest rate of the Note to 20%, (b) providing that accrued interest under the Note shall be payable in monthly installments commencing on February 1, 2010, and continuing on the first business day of each successive month, (c) paying an extension fee of $25,000 and (d) extending the Maturity Date of the Note to March 31, 2010. There are no penalties for early prepayment of the Note.

Line of Credit

On November 3, 2009, the Company entered into a Line of Credit and Security Agreement (the "Agreement") with Caledonia Capital Corporation, a Delaware corporation (the "Lender") pursuant to which the Lender agreed to extend to the Company a revolving line of credit in the amount of $150,000, in the form of a Revolving Line of Credit Promissory Note (the "Note"). The Note bears interest at a rate of 15% per annum, and is payable in monthly installments commencing 30 days after SteelCloud issued the Note (November 3, 2009). The principal amount of the Note, together with interest accrued and unpaid thereon and all other sums due, shall be due and payable in full upon the earlier to occur of (a) March 31, 2010, or (b) the date the Company shall have raised a total of not less than $1,000,000 in capital invested in the equity of the Company which is accompanied by the Company issuing shares of stock which were not trading in the public markets prior to the date of the Note ("New Equity Capital"). There are no penalties for early prepayment of the Note.  The Note is a revolving line of credit note. Principal advances may be made, from time to time, by the Lender up to the principal amount of the Note, and principal payments may be made, from time to time by the Company to reduce the principal balance owing pursuant to the Note.

Pursuant to the Agreement and the Note, the Company's obligations thereunder are secured by a lien in and to all of the Company’s rights, title and interest in and to its furniture, fixtures, equipment, supplies, receivables, intangibles, and inventory, together with all present and future substitutions, replacements and accessories thereto and all present and future proceeds and products thereof, in any form whatsoever (the "Collateral").

Pursuant to the Agreement, in the event that (a) the Company shall fail to pay when due any principal, interest or other sum owing on any of the obligations described in the Agreement when due; or (b) the Company shall fail to perform any other covenant or agreement in the Agreement, in the Warrant or in any of the other loan documents and such default continues uncorrected for a period of thirty (30) days after written notice of such default from Lender to the Company; or (c) if any warranty or representation of the Company made to the Lender shall be untrue or misleading in any material respect; or (d) if a trustee or receiver is appointed for the Company or for all or a substantial part of the Company's assets; or if the Company makes a general assignment for the benefit of creditors; or if the Company files for bankruptcy; or if an involuntary bankruptcy petition is filed against the Company and such petition is not dismissed within forty-five (45) days after the filing of the same; or (e) If any property of the Company pledged or hypothecated to Lender, or any deposit account held by Lender, is levied upon or attached or further encumbered, or garnished or the Collateral shall otherwise be impaired and same is not removed within thirty (30) days after written notice thereof from Lender to the Company, as determined by Lender; or (f) if there occurs any material adverse change in the financial condition of the Company or value of the Collateral, as determined by Lender; or (g) if a final judgment is entered against the Company, and the same is not discharged, appealed (provided such appeal stays such judgment) or satisfied within thirty (30) calendar days; or (h) if the Company is liquidated or dissolved; or (i) a default shall occur under that certain Note in the original principal amount of $250,000 from the Company to Lender dated July 1, 2009, then the Lender may, without any further notice or demand, (1) declare any or all of the obligations not already due to be immediately due and payable; (2) enforce, by any proceedings or otherwise, any of the obligations; (3) take exclusive possession of any or all of the Collateral, (4) enforce any liens or security interests securing the obligations; (5) demand, compromise, collect, sue for and receive any money or property at any time due, (6) endorse the Company name on any promissory notes or other instruments, checks, drafts, money orders or other items of payment constituting Collateral, or collections or other proceeds of Collateral, that may come into Lender's possession or control from time to time; and/or (7) terminate, or cease extending credit under, any or all outstanding commitments or credit accommodations of Lender to the Company.

As an inducement to the Lender to make a loan under the Agreement, the Company shall issue to the Lender a warrant (the "Warrant") to purchase 2.5 shares of the Company's common stock, par value $0.001 per share ("Common Stock") for every dollar the Company borrows pursuant to the Agreement. The Warrant is exercisable for four years at an exercise price of $0.25 per share. The exercise price may be adjusted in the event of any stock dividend, stock split, stock combination, reclassification or similar transaction. Additionally, the Company's Board of Directors (the "Board") has the discretion to reduce the then-current exercise price to any amount at any time during the term of the Warrant for any period of time the Board deems appropriate. The Company has agreed to prepare and file a registration statement for the purposes of registering the resale of the shares of Common Stock underlying the Warrant, commencing on or about December 31, 2009.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained herein may constitute forward-looking statements within the meaning of  Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, our ability to obtain financing in the short term, risks associated with the integration of businesses following an acquisition, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of our significant contracts or partnerships, our inability to maintain working capital requirements to fund future operations or our inability to attract and retain highly qualified management, technical and sales personnel.

You should read the following discussion and analysis in conjunction with the audited Financial Statements and Footnotes attached thereto, and the other financial information appearing elsewhere in this prospectus.

OVERVIEW

Founded in 1987, we are a developer of mobility appliance software solutions primarily for the Research In Motion® (“RIM”) BlackBerry market. We design and integrate our software into specialized server appliances targeted at the Federal Government and in particular the Department of Defense (“DoD”), public sector, commercial, and remote hosting customers.

Revenue Recognition

We recognize revenue when the following four basic criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured.

In the event we enter into a multiple element arrangement and there are undelivered elements as of the balance sheet date, we assess whether the elements are separable and have determinable fair value in determining the amount of revenue to record.

We derive our revenue from the following sources: product sales, information technology support services, software license as a reseller and support sales and software training and implementation services.

For product sales where title transfers upon shipment and risk of loss transfers to our customer, we generally recognize revenue at the time of shipment.  For product sales where title and risk of loss transfers upon destination, we generally recognize revenue when products reach their destination.  Revenue from hardware leased to customers under operating lease arrangements is recognized over the contract term.  When product and installation services that are not essential to the functionality of the product are sold as part of a bundled agreement, the fair value of the installation services, based on the price charged for the services when sold separately, is deferred and recognized when the services are performed.  The products sold are generally covered by a warranty ranging from one to three years.  We previously accrued an estimated warranty reserve in the period of sale to provide for estimated costs to provide warranty services; as part of the agreement with Dell to produce our appliance hardware, we currently purchase an on-site three year warranty from Dell with each unit.  This warranty is transferred to the appliance end user and warranty service is provided directly to the customer by Dell.

When we act as a reseller, we monitor the terms of each new transaction to assess whether ASC 605-45, “Reporting Revenue Gross as a Principal versus Net as an Agent” applies to our financial reporting for such transaction.  In accordance with this standard, we recognize revenue associated with the resale of service contracts on a gross basis.

In October 2008 we began delivering our appliance solution specifically developed for Blackberry Enterprise Servers, referred to herein as “BES”.  Our software does not require significant modification and customization services.  We do not have vendor-specific objective evidence (“VSOE”) of fair value for our software.  Accordingly, when the software is sold in conjunction with our hardware, software revenue is recognized upon delivery of the hardware.

For services revenue under time and material contracts, we recognize revenue as services are provided based on the hours of service at stated contractual rates.

We incur shipping and handling costs, which are recorded in cost of revenues.

Typically our deferred revenue includes amounts received from customers for which revenue has not been recognized.  This generally results from certain customer contracts, ISV releases, warranties, hardware maintenance and support, and consulting services.  The deferred revenue associated with customer contracts and ISV releases represents payments received for milestones achieved prior to recognition of revenue.  This revenue will be recognized as products are shipped.  Revenues from warranties and hardware maintenance and support are recognized ratably over the service term selected by the customer.  Deferred service revenues from consulting are recognized as the services are performed.

Equity-Based Compensation

Share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized over the employee’s requisite service period.  The fair value of the stock options and employee stock purchase plan (“ESPP”) awards are estimated using a Black-Scholes option valuation model.  This model requires the input of highly subjective assumptions and elections, including expected stock price volatility and the estimated life of each award.  The fair value of equity-based awards is amortized over the vesting period of the award and we have elected to use the straight-line method for amortizing our stock option and ESPP awards.

Income Taxes

We recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of certain assets and liabilities.  A valuation allowance is established, as necessary, to reduce deferred income tax assets to an amount expected to be realized in future periods.  We determine our valuation allowance by weighing all positive and negative evidence including past operating results and forecasts of future taxable income.  In assessing the amount of the valuation allowance as of October 31, 2008 and 2009, we considered, in particular, our forecasted taxable income for the upcoming fiscal year, current backlog of orders, including those recently received, and other significant opportunities currently in our sales and marketing pipeline with a high probability of generating revenues.  Based upon this review, we have continued to fully reserve for all deferred tax assets as of October 31, 2009.

We account for uncertainty in income taxes using a more-likely-than-not recognition threshold based on the technical merits of the tax position taken.  Tax positions that meet the more-likely-than-not recognition threshold should be measured as the largest amount of the tax benefits, determined on a cumulative probability basis, which is more likely than not to be realized upon effective settlement in the financial statements.  Our accounting policy is to recognize interest and penalties related to income tax matters in general and administrative expense.

Inventory

Inventory consists of materials and components used in the assembly of our products or maintained to support maintenance and warranty obligations and are stated at the lower of cost or market using actual costs on a first-in, first-out basis.  We maintain a perpetual inventory system and continuously record the quantity on-hand and actual cost for each product, including purchased components, subassemblies and finished goods.  We maintain the integrity of perpetual inventory records through periodic physical counts of quantities on hand.  Finished goods are reported as inventory until the point of title transfer to the customer.  Generally, title transfer is documented in the terms of sale.  When the terms of sale do not specify, we assume title transfers when it completes physical transfer of the products to the freight carrier unless other customer practices prevail.

We periodically evaluate our inventory obsolescence to ensure inventory is recorded at its net realizable value.  Our policy is to assess the valuation of all inventories, including manufacturing raw materials, work-in-process, finished goods and spare parts in each reporting period.  Inherent in managements estimates of excess and obsolete inventory are management’s forecasts related to our future manufacturing schedules, customer demand, technological and/or market obsolescence and possible alternative uses.  If future customer demand or market conditions are less favorable than our projections, additional inventory write-downs may be required, and would be reflected in cost of sales in the period the revision is made.

Warranty

As part of the agreement with Dell to produce our appliance hardware, we purchase an on-site three year warranty from Dell with each unit.  This warranty is transferred to the appliance end user and warranty service is provided directly to the customer by Dell.

Warranty and service support for BlackBerry software is provided directly to the user by RIM as part of the software license agreement.  End users contact RIM directly for support.

We periodically monitor the performance and cost of warranty activities for other technology that we develop.

Segment Reporting

We are organized on the basis of products and services.  Our chief operating decision maker is our Chief Executive Officer.  While the Chief Executive Officer is apprised of a variety of financial metrics and information, the Chief Executive Officer makes decisions regarding how to allocate resources and assess performance based on a single operating segment.

Recently Issued Accounting Pronouncements

In September 2009, Financial Accounting Standards Board (“FASB”) issued ASC 605-25, Revenue Recognition - Multiple-Deliverable Revenue Arrangements, formerly Emerging Issues Task Force (EITF) 00-21 .  This guidance addresses how to separate deliverables and how to measure and allocate consideration to one or more units of accounting. Specifically, the guidance requires that consideration be allocated among multiple deliverables based on relative selling prices. The guidance establishes a selling price hierarchy of (1) vendor-specific objective evidence, (2) third-party evidence and (3) estimated selling price. This guidance is effective for annual periods beginning after December 15, 2009 but may be early adopted as of the beginning of an annual period. We are currently evaluating the effect that this guidance will have on our financial position and results of operations.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162, now referred to as ASC 105-10, Generally Accepted Accounting Principles. The FASB Accounting Standards Codification (“Codification”) will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 30, 2009.  The adoption of this statement did not have a material effect on our financial statements.

In June 2009, the FASB issued SFAS No. 165,   later codified in ASC 855-10, Subsequent Events . ASC 855-10 establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.  The adoption of ASC 855-10 did not have a material effect on our financial statements.

In April 2009, the FASB issued FASB Staff Position No. 107-1 and APB Opinion No. 28-1 (FSP 107-1 and APB 28-1), later codified in ASC 825-10-65-1, Interim Disclosures about Fair Value of Financial Instruments . FSP 107-1 and APB 28-1 require fair value disclosures in both interim, as well as annual, financial statements in order to provide more timely information about the effects of current market conditions on financial instruments. FSP 107-1 and APB 28-1 became effective for us in the quarter ended July 31, 2009, and our adoption of  FSP 107-1 and APB 28-1 did not have a material impact on our financial statements.

In  June 2008, the EITF ratified EITF Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock , now referred to as ASC 815-40-15. ASC 815-40-15 provides guidance in assessing whether derivative instruments meet the criteria in paragraph 11(a) of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities , now referred to as ASC 815, for being considered indexed to an entity’s own common stock. ASC 815-40-15 is effective for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on our financial statements.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets , now referred to as FASB ASC 350-30-65-1. It amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Intangible Assets , now referred to as ASC 350. ASC 350-30-65-1 is effective for fiscal years beginning after December 15, 2008 and may not be adopted early. The adoption of this statement is not expected to have a material effect on our financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133, now referred to as ASC 815 . ASC 815 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  ASC 815 is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on our financial statements.

In December 2007, the FASB issued SFAS No.141R, Business Combinations , now referred to as ASC 805 . ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate and financial effects of the business combination.  The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on our consolidated financial statements, unless we enter into a material business combination transaction. We are in the process of evaluating the effect, if any, the adoption of ASC 805 will have on our financial statements, if we undertake an acquisition.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 , now referred to as ASC 810. ASC 810 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. We are in the process of evaluating the effect, if any, the adoption of ASC 810 will have on our financial statements.

RESULTS OF OPERATIONS

Fiscal Year Ended October 31, 2008 Compared to Fiscal Year Ended October 31, 2009

In the third quarter of fiscal year 2009 we discontinued the operations of our hardware integration business.  The following discussions pertain solely to our continuing operations and discontinued operations are discussed separately.

Net Revenue Discussion

The following table summarizes our net revenue for the twelve months ended October 31, 2008 and 2009 in dollars and as a percentage of net revenues.

	Fiscal Year Ended October 31,
	2008		2009		Increase (decrease)
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Products	$1,905,228	41.55%	$319,970	21.05%	$(1,585,258)	(83.21)%

Services	2,680,526	58.45%	1,199,929	78.95%	$(1,480,597)	(55.24)%

Total net revenues	$4,585,754	100.00%	$1,519,899	100.00%	$(3,065,855)	(66.86)%

The decrease in product revenue is primarily attributable to the sale of the hardware integration business.  Given the new focus of our business during the twelve months ended October 31, 2009, we do not anticipate a significant portion of our revenues to be generated from ancillary technology products that are not focused around the SteelWorks product line; however, we will continue to support our existing customers and may sell products outside of our SteelWorks product line from time to time.

The decrease in service revenue for the twelve months   ended October 31, 2009 as compared to the same period in fiscal 2008 is the result of our completing a large services contract in December 2008, as there were no revenues in fiscal 2009 from January, 2009 through October, 2009.

Gross Profit Discussion

The following table summarizes our gross profit for the twelve months ended October 31, 2008 and 2009 in dollars, as a percentage of gross profit and as a percentage of net revenues.

	Fiscal Year Ended October 31,
	2008		2009		Increase (decrease)
		% of Gross		% of Gross
	Dollars	Profit	Dollars	Profit	Dollars	Percentage

Products	$321,744	38.19%	$143,212	31.75%	$(178,532)	(55.49)%
Products – GP%	16.89%		44.76%

Services	520,773	61.81%	307,876	68.25%	(212,897)	(40.88)%
Services – GP%	19.43%		25.66%

Total gross profit	$842,517	100.00%	$451,088	100.00%	$(391,429)	(46.46)%
Total – GP%	18.37%		29.68%

The significant increase in products gross profit percentage for the twelve months ended October 31, 2009 as compared to the same period in fiscal year 2008 is the result of our SteelWorks sales, a product that was launched in early fiscal year 2009.  Given the significant intellectual property and software we have created and developed for this product, we anticipate margins will remain strong in future periods.

The increase in services gross profit for the twelve months ended October 31, 2009 as compared to the same period in fiscal year 2008 is primarily attributable to the completion of a low margin services contract in December 2008.

Operating Expense Discussion

The following table summarizes our operating expenses for the twelve months ended October 31, 2008 and 2009 in dollars and as a percentage of net revenues.

	Fiscal Year Ended October 31,
	2008		2009		Increase (decrease)
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Selling and marketing	$928,157	20.24%	$486,942	32.04%	$(441,215)	(47.54)%
General and administrative	3,528,249	76.94%	2,533,836	166.71%	(994,513)	(28.19)%
Research and product development	234,371	5.11%	233,312	15.35%	(1,059)	(0.45)%

Severance and restructuring costs	-	-	73,205	4.82%	73,205	100.00%
Total operating expenses	$4,690,777	102.29%	$3,327,296	218.92%	$(1,363,581)	(29.07)%

The decrease in selling and marketing expense is the result of aligning expenses to our current and future business models to focus on our SteelWorks products. For the twelve months ended October 31, 2009 compared to the twelve months ended October 31, 2008, marketing activities and expense associated with selling and marketing personnel decreased as a result of cost cutting efforts.  We anticipate our sales and marketing costs will increase in future periods in order to create demand for our new products.

The research and product development expense for the twelve months ended October 31, 2009 slightly decreased compared to the twelve months ended October 31, 2008.  We continue to make research and development investment into our SteelWorks family of products.  We anticipate that these research and development costs will continue in future periods.

The decrease in general and administrative expenses for the twelve months ended October 31, 2009 compared to the twelve months ended October 31, 2008 is primarily attributable to a reduction in operating costs resulting from the sale of our hardware integration business was complete.  Furthermore, we have significantly reduced our operating expenses from the prior year specifically relating to rent, personnel, insurance and other corporate costs.

The increase in our severance and restructuring costs is primarily attributable to a severance agreement with our former President and Chief Executive Officer.

Other Income (Expense) Discussion

The following table summarizes our other income (expense) for the twelve months ended October 31, 2008 and 2009 in dollars and as a percentage of net revenues.

	Fiscal Year Ended October 31,
	2008		2009		Increase (decrease)
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Other income (expense) net	$8,542	0.19%	$(64,657)	(4.25)%	$(73,199)	(856.93)%
Total other income (expense), net	$8,542	0.19%	$(64,657)	(4.25)%	$(73,199)	(856.93)%

The decrease in other income/(expense) is attributable to increased interest expense relating to the Caledonia Capital Corporation loan which had an annual interest rate of 15% per year.  In addition, we have accrued interest associated with our settlement with our former landlord on May 22, 2009 at an annual rate of 18%.

Income Tax (Benefit)

The following table summarizes our income tax benefit for the twelve months ended October 31, 2008 and 2009 in dollars and as a percentage of net revenues.

	Fiscal Year Ended October 31,
	2008		2009		Increase (decrease)
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Income Tax Benefit	$(397,868)	8.68%	$-	0.00%	$(397,868)	100.00%

In the twelve months ended October 31, 2008 we recorded an income tax expense attributable to discontinued operations and income tax benefit on continuing operations in accordance with intraperiod tax allocation rules.  As both discontinued operations and operations had a loss in fiscal year 2009, no such allocation was made.

Loss from Continuing Operations Discussion

The following table summarizes our loss from continuing operations for the twelve months ended October 31, 2008 and 2009 in dollars and as a percentage of net revenues.

	Fiscal Year Ended October 31,
	2008		2009		(Increase) decrease
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Loss from continuing operations	$(3,441,848)	(75.06)%	$(2,940,864)	(193.49)%	$450,180	13.08%

The decrease in loss from continuing operations for the twelve months ended October 31, 2009 as compared to the same period in fiscal 2008 was attributable to the reduction of sales of products not pertaining to the discontinued operations and completion of a service contract in December 2008, as well as lower cost of revenue and lower operating expenses as a result of our shift in emphasis to BlackBerry related products and technologies.

Income (loss) from Discontinued Operations Discussion

The following table summarizes our income (loss) from discontinued operations for the twelve months ended October 31, 2008 and 2009 in dollars and as a percentage of net revenues.

	Fiscal Year Ended October 31,
	2008		2009		Increase (decrease)
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Income (loss) from discontinued operations	$682,286	14.88%	$(795,698)	(52.35)%	$(1,477,984)	(216.62)%

The loss for the twelve month period ended October 31, 2009 as compared to the same period in 2008, is attributable to discontinued operations, overall downward economic climate, contract delays, non-renewals and order constriction in our commercial business.

As a result of the continuing declines in revenues as well as the cumulative losses, we determined to discontinue our hardware integration business in the third quarter of our 2009 fiscal year.

Liquidity and Capital Resources

We have experienced recurring losses from operations and negative cash flows.  For the twelve months ended October 31, 2009, we incurred a net loss of $3,736,562 and an accumulated deficit of $48,605,126 as of that date.  The report from our independent registered public accounting firm on our audited financial statements at October 31, 2009 contains an explanatory paragraph regarding doubt as to our ability to continue as a going concern as a result of our history of net losses from operations, net working capital deficit and uncertainty regarding our ability to satisfy obligations as they become due in the near future.  Despite our history of revenues, we can give no assurance that we will be able to maintain or increase our revenues in fiscal 2010 or that we will be successful in reaching profitability or generating positive cash flows from our operations.  We are considering all strategic options to improve our liquidity and obtain working capital to fund our continuing business operations including equity offerings, asset sales and debt financing as alternatives to improve our cash needs; however; we can offer no assurance that we will be successful in identifying, obtaining or negotiating financing terms.  If adequate funds are not available or are not available on terms acceptable to us, we will likely not be able to take advantage of unanticipated opportunities, develop or enhance services or products, respond to competitive pressures, or continue as a going concern.

Our consolidated financial statements do not give effect to any adjustments to recorded amounts and their classifications, which would be necessary should we be unable to continue as a going concern and therefore, be required to realize our assets and discharge our liabilities in other than the normal course of business and at amounts different from those reflected in the consolidated financial statements.

As of October 31, 2009, we had cash and cash equivalents of $60,650 and a working capital deficit of $576,350.  As of February 19, 2010, we had approximately $61,000 cash on hand.  Management believes that our current cash and cash equivalents are sufficient to maintain our operations for less than 30 days from February 19, 2010. We do not have any working capital commitments nor do we presently have any external sources of working capital. Historically, our revenues have not been sufficient to fund our operations and we have relied on capital provided through the sale of equity securities.  Our working capital needs in future periods will depend primarily on the rate at which we can increase our revenues while controlling our expenses and decreasing the use of cash from operations .

For the twelve months ended October 31, 2009, we used approximately $1,578,000 in cash from operating activities. Our primary use of cash was to finance our operating loss.  The use and availability of our cash is affected by the timing, pricing, and magnitude of orders for our products, and the timing of cash outflows relating to these orders.

We generated approximately $564,000 from our investing activities and $322,000 in financing activities for the twelve months ended October 31, 2009.

Our consolidated financial statements for the twelve months ended October 31, 2009 do not give effect to any adjustments to recorded amounts and their classifications, which would be necessary should we be unable to continue as a going concern and therefore, be required to realize our assets and discharge our liabilities in other than the normal course of business and at amounts different from those reflected in the consolidated financial statements.

Off-Balance Sheet Arrangements

Contractual Obligations and Commercial Commitments

We had significant contractual obligations for fiscal year ended October 31, 2009 and beyond for our operating leases and employment agreements.

On February 27, 2009, we entered into a lease amendment with the landlord of our operation facility whereby the current lease, which was scheduled to expire on August 31, 2014, has been amended to provide for (i) the extension of the lease term for a period of one (1) year and four (4) months ending on December 31, 2015, and (ii) certain other modifications, including a reduction in our rent cash payments by approximately $60,000 and $34,000 for the fiscal years 2009 and 2010, respectively.  Our monthly straight-line rent expense will be approximately $21,000 a month for the length of the lease.

On May 22, 2009, we entered into a Stipulation/Consent Order with CRP (referred to herein as the “Stipulation”), pursuant to an Affidavit and Statement of Account (referred to herein as the “Affidavit”), stating, as declared by a general manager of Jones Lang LaSalle, a property management company and agent for CRP Holdings A-1, LLC (referred to herein as “CRP”), the landlord of 14040 Park Center Road, Suite 210, Herndon, Virginia 20171 (referred to herein as the “Premises”), that CRP, as landlord, was seeking a judgment against us for: (i) possession of the Premises, and (ii) monetary damages for nonpayment of rent due under a sublease, dated September 28, 2004, by and between us and NEC America, Inc. (referred to herein as “NEC”) (referred to herein as the “Sublease”), and a subsequent assignment of the Sublease to CRP from NEC, dated December 15, 2008.  In the Stipulation we acknowledged that the balance due for rent and additional rent for the Premises was $168,638, together with attorney’s fees and court expenses of $7,041 through May 22, 2009 (referred to herein as the “Judgment Amount”).  Pursuant to the Stipulation, we paid $30,000 (referred to herein as the “Forbearance Payment”) on May 22, 2009 toward the Judgment Amount.  Further we agreed to, and have, vacated the Premises.  CRP agreed to stay enforcement of the Judgment Amount until the earlier of (a) our receipt of capital in the amount of at least $500,000, or (b) May 31, 2010.  The matter was returned to the court’s files pending our compliance with the terms of the Stipulation.

On February 5, 2009, we entered into an Executive Retention Agreement (the “2009 Agreement”) with Brian Hajost, our current President and Chief Executive Officer, effective as of January 16, 2009.  Pursuant to the terms of the 2009 Agreement, as compensation for Mr. Hajost serving as our President and Chief Executive Officer, Mr. Hajost receives (a) a semi-monthly salary of $8,333.33 (or $200,000 annually); (b) a stock grant of 156,000 shares of our common stock, which will vest ratably over 12 months; and (c) a stock option grant of 300,000 shares of our common stock, which will vest ratably over a three year term and have a five year exercise period.  The 2009 Agreement further provides that in the event we terminate Mr. Hajost’s employment without cause (other than due to Mr. Hajost’s request), or if Mr. Hajost terminates his employment for good reason, Mr. Hajost will be entitled to 12 months salary.  In the event that a majority of our stock or a substantial portion of our assets are acquired, the acquisition closes while Mr. Hajost is employed by us, and Mr. Hajost’s employment with us is terminated without cause (other than due to Mr. Hajost’s request) within 30 days of the acquisition, Mr. Hajost will be entitled to severance pay equal to the lesser of (a) 24 months salary based on his annual rate of pay for the calendar year before the calendar year of termination from service, or (b) two times the IRS limit for qualified plans provided for in 26 U.S.C. § 401(a)(17) for the calendar year of termination of service.

We do not have any purchase obligations, capital lease obligations or any material commitments for capital expenditures.  We have not engaged in off-balance sheet financing, commodity contract trading or significant related party transactions.

Impact of Inflation

We do not believe that inflation has had a material effect on our financial position or results of operations during the past three years.  However, we cannot predict the future effects of inflation.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in and disagreements with accountants on accounting and financial issues during our two last fiscal years or any subsequent interim period.

DIRECTORS AND EXECUTIVE OFFICERS

The name, age and position of each of our directors and executive officers are as follows:

Name	Age	Position
Brian H. Hajost	53	President and Chief Executive Officer and Director
Steven Snyder	50	Vice President of Finance, Principal Financial Officer and Secretary
James Bruno	74	Director
VADM E. A. Burkhalter, Jr. USN	81	Director
Jay Kaplowitz	63	Director
Ashok Kaveeshwar	68	Director
Benjamin Krieger	72	Director

Brian H. Hajost has served as our Chief Executive Officer, President and a member of the Board since February 2009. From February 2007 until June 2008, Mr. Hajost served as Executive Vice President of Cryptek, Inc. Mr. Hajost served as our Chief Operating Officer from December 2003 until June 2006 and President from June 2005 until June 2006. Prior to December 2003, he served as our Executive Vice President of Sales & Marketing from June 2001 until his promotion to the Chief Operating Officer position in 2003. Mr. Hajost also founded two consulting companies in 2006 and 2008.

Steven Snyder has served as our Vice President of Finance and Principal Financial Officer since November 2009.  Since April 2009, Mr. Snyder has served as the owner of a general business and financial consulting and software development company.  From September 2000 to February 2009, Mr. Snyder served as the Vice President of Finance of The Richards Corporation, a privately owned supplier of both aircraft galley equipment used in corporate and commercial aviation, and imagery analysis workstations designed to meet a wide range of aerial surveillance applications used in the United States and by various governments.  During his tenure at The Richards Corporation, Mr. Snyder also simultaneously served as the Vice President of Information Technology, Operations and Materials Management.  From 1984 to 2000, Mr. Snyder worked for a number of corporate entities in a variety of financial and operational roles.  From 1981 to 1984, Mr. Snyder worked for Arthur Andersen and Co. where he became a Certified Public Accountant.  He obtained his Bachelor of Science degree in Accounting from the State University of New York in 1981.

James Bruno has served as our director since September 2000.  Mr. Bruno has served as a member of the Audit Committee of our Board of Directors since January 2004.  Mr. Bruno was formerly President of Syntrex Corporation, prior to which he served as President of the Computer Division of Perkin Elmer Corporation.  He had formerly served in various management positions with Electronic Associates, Inc.  Mr. Bruno has extensive experience in the computer industry, as well as corporate acquisitions.  He served as a consultant to SteelCloud, Inc. in 1997 and 1998.

Vice Admiral E. A. Burkhalter, Jr.,   USN (Ret.)   has served as our director since January 1997.  In July 2006, Mr. Burkhalter was appointed Chairman of our Board of Directors.  Mr. Burkhalter has served as a member of each of the Audit Committee, Executive Committee and the Compensation Committee of our Board of Directors since January 2004.  Mr. Burkhalter is currently the President of Burkhalter Associates, Inc., a consulting firm providing services in the areas of international and domestic strategy, management policy and technology applications, for both government and industry.  Mr. Burkhalter spent 40 years as a member of the United States Navy, during which time he held several positions, including Director of Strategic Operations for the Chairman of the Joint Chiefs of Staff.  He is currently a member of the Defense Intelligence Agency Leadership Council.  He is also a trustee of the US Naval Academy Foundation, and a trustee of the Benedictine Foundation.

Jay M. Kaplowitz has served as our director since September 2000.  Mr. Kaplowitz has served as a member of the Compensation Committee of our Board of Directors since January 2004.  Mr. Kaplowitz is a founding partner of the law firm Gersten Savage LLP, our securities counsel.  Mr. Kaplowitz has more than thirty years experience in corporate, banking and securities law.  He has negotiated and structured numerous financial and business transactions and has extensive expertise in public and private equity and debt offerings.  Mr. Kaplowitz is a managing member of Formula Capital, LLC, a private equity fund, and is on the board of Rusoro Mining Ltd., a company listed on the TSXV (CDNX: RML.V) and of several private companies.  He received a JD from Boston University, and a BA from Brooklyn College, City University of New York.

Benjamin Krieger has served as our director since September 1999. Mr. Krieger has served as a member of the Compensation Committee and the Audit Committee of our Board of Directors since January 2004. Mr. Krieger is currently a partner with WhiteKnight Solutions, LLC, a business consulting firm that specializes in acquisitions, divestitures and strategic alliances. Mr. Krieger was formerly a partner with Corporate Development International, an international company search firm, where he specialized in the pulp and paper, packaging, graphic arts and distribution industries. Prior to Corporate Development International, he was President, CEO and a director of Ris Paper Company. Mr. Krieger began his career with the Mead Corporation where he was promoted through the Company during his 25-year tenure.

Ashok Kaveeshwar, Ph.D. has served as our director since March 2007. Dr. Kaveeshwar has served as a member of the Executive Committee of our Board of Directors since 2007. Dr. Kaveeshwar has 35 years of technical, management and executive experience with high technology firms serving both the public and private sectors. He has also served in the Federal Government as the first administrator of the Research & Innovative Technology Administration (RITA) at the United States Department of Transportation, a Presidential appointment requiring Senate confirmation. Prior to that, he was President of Orange Technologies, Inc, a company providing government and commercial customers with project life cycle management software and solutions. Previously, Dr. Kaveeshwar held various senior executive positions with Raytheon Corporation, Hughes Electronics Corporation, ST Systems Corporation (STX) and Systems & Applied Sciences Corporation. Dr. Kaveeshwar has a Ph.D. in Physics from the University at Buffalo (SUNY), Buffalo, NY.

In fiscal year 2009, the Board of Directors met ten (10) times (including by teleconference). All directors attended at least 75% of the meetings.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of ours has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Independence of Directors

The Board has determined that Messrs. Bruno, VADM Burkhalter, Kaplowitz, Kaveeshwar and Krieger, are independent directors as defined in NASDAQ Marketplace Rule 4200.

Committees of the Board

During the fiscal year ended October 31, 2009, the Board of Directors held a total of ten (10) meetings (including by teleconference). All incumbent directors attended at least 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which they served, during the fiscal year ended October 31, 2009.

The Audit Committee appoints and provides for the compensation of our independent auditors; oversees and evaluates the work and performance of the independent auditors; reviews the scope of the audit; considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by our management; approves all professional services to be provided to us by our independent auditors; reviews internal accounting procedures and controls with our financial and accounting staff; oversees a procedure that provides for the receipt, retention and treatment of complaints received by us and of confidential and anonymous submissions by employees regarding questionable accounting or auditing matters; and performs related duties as set forth in applicable securities laws, and the Audit Committee charter (the “Audit Committee”).  The Audit Committee functions pursuant to the Audit Committee charter adopted by the Board in fiscal 2001.  A copy of the Audit Committee Charter can be found on our web site at www.steelcloud.com . The Audit Committee met four (4) times (including by teleconference) during the fiscal year ended October 31, 2009.  The Audit Committee is currently composed of James Bruno, VADM Burkhalter and Benjamin Krieger.  The Board has determined that all current members of the Audit Committee are independent directors under the rules of the  NASDAQ Stock Market and each of them is able to read and understand fundamental financial statements.  The Board has determined that James Bruno is the Company’s Audit Committee “financial expert” as defined in Item 407(d) of Regulation S-K.

The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time and is currently charged with, among other things, determining compensation packages for our Chief Executive Officer, President and Chief Financial Officer, establishing salaries, bonuses and other compensation for our executive officers and with administering our Amended 2007 Stock Option and Restricted Stock Plan, our 2002 Incentive Stock Option Plan, as amended and our 1997 Incentive Stock Option Plans, as amended (collectively, the "Stock Option Plans"), the 1998 Employee Stock Purchase Plan, as amended (the "1998 Purchase Plan") and recommending to the Board of Directors changes to such plans (the “Compensation Committee”).  Generally, on its own initiative the Compensation Committee reviews the performance and compensation of our Chief Executive Officer and Chief Financial Officer and, following discussions with those individuals, establishes their compensation levels where it deems appropriate. For the remaining officers, the Chief Executive Officer makes recommendations to the Compensation Committee that generally, with such adjustments and modifications that are deemed necessary or appropriate by the Compensation Committee, are approved. With respect to equity-based compensation awarded to others, the Compensation Committee grants stock-based compensation, generally based upon the recommendation of the Chief Executive Officer.  The Compensation Committee met one (1) time (including by teleconference) during the fiscal year ended October 31, 2009.  The Compensation Committee is currently composed of VADM Burkhalter, Jay M. Kaplowitz and Benjamin Krieger.  The Board has determined that all current members of the Compensation Committee are independent directors under the rules of the  NASDAQ Stock Market. The Compensation Committee does not have a charter.

The Board of Directors has an Executive Committee (the "Executive Committee"), the members of which are VADM Burkhalter and Ashok Kaveeshwar. The Executive Committee has such powers as may be assigned to it by the Board of Directors from time to time and is currently charged with, among other things, recommending to the Board of Directors the criteria for candidates to the Board of Directors, the size of the Board of Directors, the number of committees of the Board of Directors and their sizes and functions, and the nomination and selection of Board of Directors' candidates and committee members and rotation of committee members.  In addition, the Executive Committee is responsible for establishing and implementing an annual evaluation process for the Chief Executive Officer and the Board of Directors and periodically assessing the overall composition of the Board of Directors to ensure an effective membership mix and, when appropriate, recommending to the Board of Directors a Chief Executive Officer succession plan and succession process.  The Executive Committee met six (6) times during the fiscal year ended October 31, 2009.  The Executive Committee does not have a charter.

Code of Ethics

On September 9, 2004, the Board adopted a Code of Ethics that applies to the Chief Executive Officer, Principal Executive Officers, Senior Financial Officers and Board of Directors.  A copy of the Code of Ethics can be found on our web site at www.steelcloud.com ..  The Code of Ethics sets forth our policies and expectations on a number of topics, including: Integrity of Records and Financial Reporting; Compliance with Laws, Rules and Regulations; Conflict of Interest; Corporate Opportunities; Fair Dealing; Confidentiality; Reporting any Illegal or Unethical Behavior; and Waivers.

The Audit Committee of the Board of Directors reviews the Code of Ethics annually, and proposes changes or amendments to the Code of Ethics as appropriate.  Changes or amendments proposed by the Audit Committee are submitted to the Board of Directors for review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 19, 2010, with respect to the beneficial ownership of the common stock by each beneficial owner of more than 5% of the outstanding shares thereof, by each Director, each nominee to become a Director and each executive named in the Summary Compensation Table and by all Executive Officers, Directors and nominees to become Directors of our Company.  As of February 19, 2010, we had 16,040,001shares of common stock outstanding.  Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percentage of Class

Common Stock	Brian H. Hajost [2]	356,000	2.2%
Common Stock	VADM E.A. Burkhalter [3]	241,376	1.5%
Common Stock	Benjamin Krieger [4]	219,576	1.4%
Common Stock	James Bruno [5]	232,376	1.4%
Common Stock	Jay M. Kaplowitz [6]	220,506	1.4%
Common Stock	Ashok Kaveeshwar [7]	175,000	1.1%
	All Executive Officers and Directors as a Group (6 persons)(2)-(7)	1,444,834	9.0%

1	The address of each of such individuals is c/o SteelCloud, Inc., 20110 Ashbrook Place, Suite 130, Ashburn, Virginia 20147.
2
Includes 100,000 shares of our common stock underlying stock options granted pursuant to the 2002 Stock Option Plans which are exercisable in 30 days.  Includes 156,000 of Restricted Stock, issued to Mr. Hajost pursuant to his employment agreement and 50,000 shares of our common stock underlying warrants.  The shares of Restricted Stock vest ratably over a period of one year from the anniversary date of the grant, February 5, 2009.  These restricted shares of stock were issued pursuant to our Amended 2007 Stock Option and Restricted Stock Plan.

3
Includes 100,000 shares of our common stock underlying stock options granted pursuant to the 1997 and 2002 Stock Option Plans, of which all are currently exercisable, 50,000 shares of our common stock underlying warrants and 6,000 shares owned by Mr. Burkhalter’s spouse of which he disclaims beneficial ownership.

4
Includes 75,000 shares of our common stock underlying stock options granted pursuant to the 1997 and 2002 Stock Option Plans, of which all are currently exercisable and 50,000 shares of our common stock underlying warrants.

5
Includes 90,000 shares of our common stock underlying stock options granted pursuant to the 1997 and 2002 Stock Option Plans, of which all are currently exercisable and 50,000 shares of our common stock underlying warrants.

6
Includes 85,000 shares of our common stock underlying stock options granted pursuant to the 1997 and 2002 Stock Option Plans, of which all are currently exercisable and 50,000 shares of our common stock underlying warrants.

7
Includes 65,000 shares of our common stock underlying stock options granted pursuant to the 2002 Stock Option Plan, of which all are currently exercisable and 50,000 shares of our common stock underlying warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We paid approximately $93,000 and $90,000 during fiscal year 2008 and 2009, respectively, to Gersten Savage LLP in connection with legal services.  Jay M. Kaplowitz, a member of the Company’s Board of Directors, and a member of the Compensation Committee, is a partner at Gersten Savage LLP.

Our executive officers and directors may be considered our promoters due to their participation in and management of the business since our incorporation.

As we previously disclosed in a Current Report on Form 8-K filed with the SEC on July 8, 2009, on July 1, 2009 we entered into a Business Loan and Security Agreement with Caledonia Capital Corporation, a Delaware corporation, (referred to as the “Lender”) pursuant to which the Lender agreed to lend us $250,000 in the form of a Secured Promissory Note (referred to as the “Loan”).   The Loan bears interest at a rate of 15% per annum, and is payable in quarterly installments commencing three months after July 1, 2009, or October 1, 2009.  Mr. Steven Snyder, our Principal Financial Officer, was a member of a group of individuals who invested money with the Lender for purposes of making the Loan to us.  Mr. Snyder’s investment in the Loan was $25,000.  At the time of Mr. Snyder’s investment, he was an unrelated party to us.   The amount outstanding on the Loan as of February 19, 2010 is $250,000.  As of February 19, 2010, we have made interest payments of approximately $23,500 and $0 principal payments on the Loan.

Director Independence

This information is provided under the heading “Directors and Executive Officers-Independence of Directors.”

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by us during each of our last two fiscal years to our Chief Executive Officer and to each of the Company’s executive officers who were paid in excess of $100,000 (the “Named Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Option Awards ($)	Other ($) [2]	Total ($)
Brian Hajost [3]	2009	158,325	-0-	32,760	10,780	15,568	217,433

Robert E. Frick [4]	2009	62,758	-0-	(5,000)	(32,024)	43,067	68,621
President and Chief Executive Officer	2008	267,000	-0-	-0-	50,624	21,731	339,355

Kevin M. Murphy[5]	2009	209,288	-0-	23,380	55,881	21,596	310,145
Chief Financial Officer and Executive Vice President	2008	220,000	-0-	-0-	76,274	25,988	322,262
1
In fiscal year 2009, two of the named executive officers forfeited options.  Mr. Frick forfeited 66,666 shares of non-vested restricted stock and 66,666 stock options.  Mr. Murphy forfeited 175,000 stock options.   In fiscal year 2008, none of the named executive officers forfeited options.  For additional information pertaining to assumptions made in determining the value of the stock awards, please see footnote 10, “Stock Based Compensation”, to our financial statements.

2	Other compensation includes commissions, accumulated leave payouts, fixed expense allowances, 401K match expense and health and dental insurance provided by us.
3	Mr. Hajost joined us in January 2009 as President, Chief Executive Officer and Director.
4
Mr. Frick joined us in August 2007 as Executive Director and was appointed to our Board of Directors.  In October 2007, Mr. Frick was named our President and Chief Executive Officer.  Mr. Frick’s employment with us ended on January 9, 2009.

5	Mr. Murphy resigned as our Chief Financial Officer and Executive Vice President effective November 30, 2009.

Narrative Disclosure to Summary Compensation Table

Employment Agreements; Termination of Employment

On January 12, 2009 (the “Agreement Date”), we entered into an Amendment to Employment Agreement (the “Amended Agreement”) with Robert E. Frick, our then Chief Executive Officer and President, pursuant to which the terms of Mr. Frick’s employment agreement, dated August 27, 2007, were amended. Under the terms of the Amended Agreement, the parties agreed that Mr. Frick’s employment with us terminated effective January 9, 2009 as a result of Mr. Frick’s health.   Further, pursuant to the Amended Agreement, Mr. Frick resigned from our Board of Directors.  Mr. Frick received paid family health and dental insurance under our standard policies for six months from the Agreement Date and $10,231 as compensation for Mr. Frick’s retained leave balance of 10 days.  Additionally, Mr. Frick served as a consultant for us for six months from the Agreement Date for compensation of $11,250 per month.

On February 5, 2009, we entered into an Executive Retention Agreement (the “2009 Agreement”) with Brian Hajost, our President and Chief Executive Officer, effective as of January 16, 2009.  Pursuant to the terms of the 2009 Agreement, as compensation for Mr. Hajost serving as our President and Chief Executive Officer, Mr. Hajost receives (a) a semi-monthly salary of $8,333.33 (or $200,000 annually); (b) a stock grant of 156,000 shares of our common stock, which will vest ratably over 12 months; and (c) a stock option grant of 300,000 shares of our common stock, which will vest ratably over a three year term and have a five year exercise period.  The 2009 Agreement further provides that in the event that we terminate Mr. Hajost’s employment without cause (other than due to Mr. Hajost’s request), or if Mr. Hajost terminates his employment for good reason, Mr. Hajost will be entitled to (a) if the termination takes place within three months from the date of the 2009 Agreement, two months salary, (b) if the termination takes place between three and six months from the date of the 2009 Agreement, three months salary, (c) if the termination takes place between six months and one year from the date of the 2009 Agreement, six months salary, (d) if the termination takes place after the first year anniversary of the 2009 Agreement, 12 months salary.  In the event that a majority of our common stock or a substantial portion of our assets are acquired, the acquisition closes while Mr. Hajost is employed by us, and Mr. Hajost’s employment with us is terminated without cause (other than due to Mr. Hajost’s request) within 30 days of the acquisition, Mr. Hajost will be entitled to severance pay equal to the lesser of (a) 24 months salary based on Hajost’s annual rate of pay for the calendar year before the calendar year of termination from service, or (b) two times the IRS limit for qualified plans provided for in 26 U.S.C. § 401(a)(17) for the calendar year of termination of service.

We have not entered into an employment agreement with Mr. Snyder, our Principal Financial Officer.  Mr. Snyder receives semi-monthly compensation of $4,700 for 42 hours of work per semi-monthly period.

Overview of Compensation Program

Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the business. To attain these objectives, the executive compensation program includes four key components:

 Base Salary.     Base salary for the Company’s executives is intended to provide competitive remuneration for services provided to the Company over a one-year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company.

Cash Incentive Bonuses.     Our bonus programs are intended to reward executive officers for the achievement of various annual performance goals approved by the Company’s Board of Directors. For fiscal 2009, no performance based bonus was approved for our executive officers in light of our need for additional working capital.

We anticipate that a performance based bonus plan will be established for certain of our executive officers, once we are able to meet our minimum working capital requirements.   The bonus plan will likely be comprised of a specified profit based bonus pool which will be based upon our achievement of certain annual profit targets.

Equity-based Compensation.     Equity-based compensation is designed to provide incentives to our executive officers to build shareholder value over the long term by aligning their interests with the interest of shareholders. The Compensation Committee of the Board of Directors believes that equity-based compensation provides an incentive that focuses the executive's attention on managing the company from the perspective of an owner with an equity stake in the business. Among our executive officers, the number of shares of stock awarded or common stock subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are generally awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company’s profitability and growth. Previous grants of stock options or stock grants are reviewed in determining the size of any executive's award in a particular year.

•	Incentive Stock Option Plans

Under our 1997 Stock Option Plan (the “1997 Option Plan”), options to purchase a maximum of 2,650,000 shares of our common stock (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to our employees, officers and Directors and certain other persons who provide services to us. As of October 31, 2009 there were no options to purchase shares of common stock available for grant pursuant to the Option Plan. In fiscal year 2008 we granted no options pursuant to the 1997 Option Plan.  In fiscal year 2009 we granted no options pursuant to the 1997 Option Plan.

Under our 2002 Stock Option Plan (the “2002 Option Plan”), options to purchase a maximum of 1,500,000 shares of our common stock (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to our employees, officers and Directors and certain other persons who provide services to us. As of October 31, 2009 there were 456,210 options to purchase shares of common stock available for grant pursuant to the 2002 Option Plan. In fiscal year 2008 we granted 1,015,000 options pursuant to the 2002 Option Plan. In fiscal year 2009 we granted 450,000 options pursuant to the 2002 Option Plan.

Under our Amended 2007 Stock Option and Restricted Stock Plan (the “2007 Option Plan”), options to purchase a maximum of, or restricted stock for a maximum of 1,500,000 shares of our common stock (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to our employees, officers and Directors and certain other persons who provide services to the Company. As of October 31, 2009 there were 1,035,250 options to purchase shares of common stock or shares of restricted stock available for grant pursuant to the 2007 Option Plan. No shares of restricted stock or stock options were issued in fiscal year 2008 pursuant to the 2007 Option Plan.  546,000 shares of restricted stock were issued in fiscal year 2009 pursuant to the 2007 Option Plan.

•	Employee Stock Purchase Plan

In August 1998, the Board adopted an Employee Stock Purchase Plan (the “Purchase Plan”) whereby employees may purchase our common stock through a payroll deduction plan. The purchase price of the common stock is 85% of the market price. All employees, including officers but not Directors, are eligible to participate in this plan. Executive officers whose stock ownership of our common stock exceeds five percent of the total outstanding common stock are not eligible to participate in this plan.

 An amendment to the Purchase Plan, which was approved at the 2006 Annual Meeting of Shareholders, held in 2007, increased the total number of shares reserved for issuance thereunder from 300,000 to 600,000. As of January 22, 2010 there were 267,765 options to purchase shares of common stock available for grant pursuant to the Purchase Plan.  No shares were purchased under this plan in fiscal 2008 while 637 shares were purchased under this plan in fiscal 2008 at a price of $0.69 per share.

Retirement Plans.  We established a discretionary contribution plan effective May 1, 1999 (the “401(k) Plan”) for its employees who have completed one month of employment with us. The 401(k) Plan is administered by Fidelity Investments and permits pre-tax contributions by participants pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), up to the maximum allowable contributions as determined by the Code. We may match participants’ contributions on a discretionary basis. In fiscal 2009, we contributed $0.25 for each $1.00 contributed by an employee up to a maximum of 6% of an employee’s annual compensation.

Health and Welfare Benefits and Other Perquisites.  Our full time executive officers are entitled to participate in all of our employee benefit plans, including medical, dental, group life, disability, accidental death and dismemberment insurance and our sponsored 401(k).

Repricing of Equity Based Grants . No options or other equity based grants were re-priced during the fiscal year ended October 31, 2009.

Outstanding Equity Awards at October 31, 2009

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) 1
Brian Hajost	-0-	300,000	2	0.28	2/5/2014

Kevin M. Murphy	75,000	-		2.40	6/27/2010
	170,000	-		0.62	11/24/2011
	75,000	75,000	3	0.16	2/28/2014

1	Based on the closing price of the Company’s Common Stock of $0.26 per share on 10/31/2009.
2	100,000 options vest on 2/5/2010, 2/5/2011 and 2/5/2012.
3
37,500 options vested on 11/30/2009 and 37,500 options were to vest on 2/28/2010, however, Mr. Murphy resigned from his employment with us effective 11/30/2009 and as a result, he forfeited those options.

Please see “Item 11 – Executive Compensation – Narrative Disclosure to Summary Compensation Table” for the material terms of (a) our employment agreements, and (b) of each plan that provides for the payment of retirement benefits.

Compensation of Directors

We do not compensate Directors who also serve as our executive officers for their services on the Board. During fiscal 2009, we did not compensate our non-employed Directors for participation at meetings of the Board and Committees of the Board.  The following table reflects all compensation awarded to, earned by or paid to our Directors for the fiscal year ended October 31, 2009.

Name	Fees earned or paid in cash ($)	Option awards ($)	All other Compensation ($) 1	Total ($)

James Bruno	-0-	14,541 2	2,186	19,504

Al Burkhalter	-0-	14,541 3	173	18,265

Jay M. Kaplowitz	-0-	14,541 4	-0-	13,372

Ashok Kaveeshwar	-0-	14,541 5	-0-	13,925

Ben Krieger	-0-	14,541 6	2,434	19,888

1	Consists solely of travel expenses paid by the Company for travel to Board of Director Meetings.

2	90,000 option awards outstanding on October 31, 2009.

3	100,000 option awards outstanding on October 31, 2009.

4	85,000 option awards outstanding on October 31, 2009.

5	65,000 option awards outstanding on October 31, 2009.

6	75,000 option awards outstanding on October 31, 2009.

Members of our Board of Directors receive $1,000 for each Board of Directors meeting attended.  In addition, each member of the Audit Committee receives $500 for each Audit Committee meeting attended.  Audit Committee members shall be entitled to receive a total of $1,500 in their capacity as both a director and Audit Committee member.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted for our directors, officers and controlling persons we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Up to 16,000,000 Shares of Common Stock together with 16,000,000 Warrants
And
Up to 800,000 Shares of Common Stock Underlying Placement Agent Warrants

PROSPECTUS

___, 2010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with this offering (not including the Placement Agent Fee) of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below and the Placement Agent Fee.

SEC filing fee	$578
Accounting fees and expenses	$15,000
Legal fees and expenses	$40,000
Printing and engraving expenses	$1,422
Other	$-
Total	$57,000

Item 14.	Indemnification of Directors and Officers.

Our By-Laws, as amended to date, provide for indemnification of officers and directors to the fullest extent permitted by the Virginia Stock Corporation Act, provided such officer or director acts in good faith and in a manner which such person reasonably believes to be in or not opposed to the best interests of the registrant, and with respect to any criminal matter, had no reasonable cause to believe such person’s conduct was unlawful.

Virginia Stock Corporation Act

Section 697 A of the Virginia Stock Corporation Act (“VSCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (1) he conducted himself in good faith, (2) he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and, in all other cases, that his conduct was at least not opposed to its best interests, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 697 C of the VSCA provides that the termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director did not meet the standard of conduct set forth in Section 697 A.

Section 697 D of the VSCA provides that a corporation may not indemnify a director under Section 697 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 697 of the VSCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 698 of the VSCA states that, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 701 of the VSCA provides that a corporation may not indemnify a director under Section 697 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 697. Such determination is to be made (1) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (2) if such a quorum is not obtainable, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding, (3) by special legal counsel selected as set forth in the statute, or (4) by the shareholders (without the vote of shares owned by or voted under the control of directors who are at the time parties to the proceeding).

Section 699 of the VSCA provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if (1) the director furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct described in Section 697, (2) the director furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Determinations and authorizations of payments under Section 699 are to be made in the manner specified in Section 701 of the VSCA.

Under Section 700.1 of the VSCA, an individual who is made a party to a proceeding because he is or was a director of a corporation may apply to a court for an order directing the corporation to make advances or reimbursement for expenses or to provide indemnification. The court shall order the corporation to make advances and/or reimbursement for expenses or to provide indemnification if it determines that the director is entitled to such advances, reimbursement or indemnification and shall also order the corporation to pay the director’s reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may (1) order indemnification of the director to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he was adjudged liable to the corporation and (2) also order the corporation to pay the director’s reasonable expenses incurred to obtain the order of indemnification.

Section 702 of VSCA states that, unless limited by a corporation’s articles of incorporation, (1) an officer of the corporation is entitled to mandatory indemnification under Section 698 of the VSCA, and is entitled to apply for court-ordered indemnification under Section 700 of the VSCA, to the same extent as a director, and (2) the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director.

Section 703 of the VSCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against him or incurred by him in that capacity, or arising from his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Sections 697 or 698 of the VSCA.

Section 704 of the VSCA states that a corporation shall have power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director, officer, employee or agent that may be authorized by its articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against (1) his willful misconduct, or (2) a knowing violation of the criminal law. Unless the articles of incorporation, or any such bylaw or resolution expressly provide otherwise, any determination as to the right to any further indemnity shall be made in accordance with Section 701 B of the VSCA. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such person.

Article 11 of our Articles of Incorporation provides that we shall, to the fullest extent permitted by the law of Virginia, indemnify an individual who is or was our director or officer and who was, is, or is threatened to be made, a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (collectively, a “proceeding”), against any obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employee benefit plan) or other liability and reasonable expenses (including counsel fees) incurred with respect to such a proceeding, except such liabilities and expenses as are incurred because of such director’s or officer’s willful misconduct or knowing violation of criminal law.

Article 11 also provides that unless a determination has been made that indemnification is not permissible, we shall make advances and reimbursements for expenses reasonably incurred by a director or officer in a proceeding as described above upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification.

Article 11 also provides that the determination that indemnification is permissible, the authorization of such indemnification (if applicable), and the evaluation as to the reasonableness of expenses in a specific case shall be made as provided by law. Special legal counsel selected to make determinations under such Article 11 may be counsel for us. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make him or her ineligible for indemnification. For the purposes of Article 11, every reference to a director or officer includes, without limitation, (1) every individual who is our director or officer, (2) an individual who, while a director or officer, is or was serving at our request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (3) an individual who formerly was our director or officer or who, while a director or officer, occupied at our request any of the other positions referred to in clause (2) of this sentence, and (4) the estate, personal representative, heirs, executors and administrators of our director or officer or other person referred to herein. Service as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by us is deemed service at our request. A director or officer is deemed to be serving an employee benefit plan at our request if such person’s duties to us also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.

Indemnification Agreements

We may enter into indemnification agreements with our directors and officers for the indemnification of and advancing of expenses to such persons to the fullest extent permitted by law.

In addition, we maintain directors’ and officers’ liability insurance which insures against liabilities that our directors and officers may incur in such capacities.

Reference is made to “Undertakings,” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 15.	Recent Sales of Unregistered Securities.

On June 19, 2009, we sold an aggregate of 350,000 shares of our common stock, $.001 par value per share, to our seven directors, for aggregate cash proceeds of $87,500.  The shares of common stock were sold at $0.25 per share.  Each share of common stock was accompanied by one Director Warrant to purchase one additional share of common stock.  The Director Warrants are exercisable for five years from the date that our shareholders approved the issuance of the Director Warrants, at an exercise price of $0.25 per share.

On July 1, 2009, we entered into a Business Loan and Security Agreement, referred to as the “Agreement,” with Caledonia Capital Corporation, a Delaware corporation, referred to as the “Lender,” pursuant to which the Lender agreed to lend to us $250,000 in the form of a Secured Promissory Note, referred to as the “Note,” which was issued on July 1, 2009, referred to as the “Issuance Date.”   The Note originally provided for a maturity date of December 29, 2009, referred to as the “Maturity Date” and an annual interest rate of 15%.  The Note was amended on December 29, 2009 to provide that (a) the annual interest rate of the Note is 20%, (b) accrued interest under the Note shall be payable in monthly installments commencing February 1, 2010, and continuing on the first business day of each successive month, and (c) the Maturity Date is March 31, 2010.  There are no penalties for early prepayment of the Note.  In the event that any installment of principal and/or interest due under the Note is not received by the Lender within ten (10) days after the date when the same is due, then we shall be required to pay a late charge of 5.0% of such installment.  Additionally, in the event that we receive investments from one or more investors in one or more transactions in an aggregate amount in excess of $750,000.00, whether in the form of cash, negotiable or non-negotiable instruments or any form of payment in exchange for the issuance of any certificated or non-certificated security, whether in the form of debt or equity, referred to as an “Equity Raise,” at any time between the Issuance Date and the maturity date, then, we shall be required, within five (5) business days after the Equity Raise first exceeds $750,000.00, to curtail the accrued interest and outstanding principal balance of the Note by an amount equal to the amount by which the Equity Raise then exceeds $750,000.00 (but in no event by more than the then outstanding principal balance and interest accrued on the Note). Pursuant to the Agreement and the Note, our obligations thereunder are secured by a first priority lien in and to all of our intellectual property rights, title and interest in and to the SteelWorks® Mobile integrated server appliance software.  The Agreement contains standard representations and warranties for a transaction of this type.  As an inducement to the Lender to make the loan to us, we issued to the Lender a warrant, referred to as the “Warrant,” to purchase up to 625,000 shares of our common stock, $0.001 par value per share.  As an inducement for the Lender to amend the terms of the Note, we agreed to pay the Lender $25,000. The Warrant is exercisable for four years at an exercise price of $0.15 per share.  The exercise price may be adjusted in the event of any stock dividend, stock split, stock combination, reclassification or similar transaction. Additionally, our Board of Directors has the discretion to reduce the then-current exercise price to any amount at any time during the term of the Warrant for any period of time the Board deems appropriate.  We have agreed to prepare and file a registration statement on or about August 31, 2009 for the purposes of registering the resale of the shares of common stock underlying the Warrant.  The terms of the transaction were the result of arm’s length negotiations between us and the Lender.  Prior to the completion of the transaction, neither we nor any of our affiliates or officers, directors or their associates had any material relationship with the Lender, other than in respect of the applicable material definitive agreements and the transactions contemplated therein and related thereto.

On August 24, 2009, we converted $6,000 of outstanding fees owed to our investor relations firm, Rubenstein Investor Relations into a warrant to purchase 115,000 shares of our common stock, at $0.20 per share.  The warrant is exercisable for five years from August 24, 2009.

On October 23, 2009, we converted $35,000 of outstanding legal fees into shares of our common stock, at $0.32 per share, the closing price of our common stock on October 23, 2009.  As a result of the conversion, we issued 109,375 shares of our common stock to Gersten Savage LLP, our legal counsel.

On November 3, 2009, we entered into a Line of Credit and Security Agreement, referred to herein as the “Credit and Security Agreement,” with the Lender pursuant to which the Lender agreed to extend to us a revolving line of credit in the amount of $150,000, in the form of a Revolving Line of Credit Promissory Note, referred to herein as the “Credit Note.”  The Credit Note bears interest at a rate of 15% per annum, and is payable in monthly installments commencing 30 days after November 3, 2009, which was the date when we issued the Credit Note.  The principal amount of the Credit Note, together with interest accrued and unpaid thereon and all other sums due, shall be due and payable in full upon the earlier to occur of (a) March 31, 2010, or (b) the date we shall have raised a total of not less than $1,000,000 in capital invested in our equity which is accompanied by our issuing shares of stock which were not trading in the public markets prior to the date of the Credit Note.   There are no penalties for early prepayment of the Credit Note.  The Credit Note is a revolving line of credit note.  Principal advances may be made, from time to time, by the Lender up to the principal amount of the Credit Note, and principal payments may be made, from time to time by us to reduce the principal balance owing pursuant to the Credit Note.  Our obligations under the Credit and Security Agreement and the Credit Note are secured by a lien in and to all of our rights, title and interest in and to its furniture, fixtures, equipment, supplies, receivables, intangibles, and inventory, together with all present and future substitutions, replacements and accessories thereto and all present and future proceeds and products thereof, in any form whatsoever, referred to herein as the “Collateral.”  As an inducement to the Lender to make the loan, we agreed to issue to the Lender a warrant, referred to herein as the “Credit Warrant,” to purchase 2.5 shares of our common stock for every dollar we borrow pursuant to the Credit and Security Agreement.  The Credit Warrant is exercisable for four years at an exercise price of $0.25 per share.  The exercise price may be adjusted in the event of any stock dividend, stock split, stock combination, reclassification or similar transaction. On November 4, 2009, we borrowed $60,000 pursuant to the Credit and Security Agreement and the Credit Note, and issued to the Lender a Credit Warrant to purchase up to 150,000 shares of our common stock.  On November 23, 2009, we borrowed $90,000 pursuant to the Credit and Security Agreement and the Credit Note, and issued to the Lender a Credit Warrant to purchase up to 225,000 shares of our common stock.  The terms of the transaction were the result of arm’s length negotiations between us and the Lender.  Prior to the completion of the transaction, neither we nor any of our affiliates or officers, directors or their associates had any material relationship with the Lender, other than in respect of the applicable material definitive agreements and the transactions contemplated therein and related thereto.

We relied on the exemption from the registration provisions of the Securities Act of 1933, as amended, contained in Section 4(2) thereof for each of the transactions described above.

Item 16.	Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Description
3.1
Articles of Incorporation of the Company, dated February 25, 1998, and effective as of February 26, 1998.  (Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, Amendment No. 1, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

3.2
By-laws of the Company, effective as of March 5, 1998.  (Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

4.1	Specimen common stock certificate for the Company. (Filed as Exhibit 4.1 to the Company's S-8 dated July 15, 2002 (File No. 333-47631) and hereby incorporated by reference).
4.2	Form of Warrant. (Filed as Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement dated June 25, 2009 (Registration No. 333-158703) and hereby incorporated by reference).
4.3
Form of Placement Agent Warrant.  (Filed as Exhibit 4.3 to Amendment No. 5 to the Company’s Registration Statement dated October 23, 2009 (Registration No. 333-158703) and hereby incorporated by reference).

4.3.1
Amended Form of Placement Agent Warrant.  (Filed as Exhibit 4.3.1 to Amendment No. 6 to the Company’s Registration Statement dated October 29, 2009 (Registration No. 333-158703) and hereby incorporated by reference).

4.3.2
Amendment No. 2 to Form of Placement Agent Warrant (Filed as Exhibit 4.3.2 to Amendment No. 7 to the Company’s Registration Statement dated December 30, 2009 (Registration No. 333-158703) and hereby incorporated by reference).

*5.1	Legal Opinion of Gersten Savage LLP.
10.1
Employment Agreement by and between Dunn and Thomas P. Dunne (Filed as Exhibit 99.2 to Dunn's Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997 (File No. 000-24015) and hereby incorporated by reference).

10.2
1997 Amended Stock Option Plan.  (Filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-92406) and hereby incorporated by reference).

10.3
Agreement, dated May 5, 1997, by and between International Data Products, Corp. and the U.S. Air Force, the Desktop V Contract.  (Filed as Exhibit 10.13 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

10.4	Employee Stock Purchase Plan. (Filed as Exhibit 10.22 to the Company’s 10-K, dated February 16, 1999 (File No. 000-24015) and hereby incorporated by reference).
10.5
Employment Agreement by and between SteelCloud, Inc. and Kevin Murphy, dated June 8, 2004. (Filed as Exhibit 10.32 to the Company’s 10-K, dated January 26, 2005 (File No. 000-24015) and hereby incorporated by reference).

10.6
Employment Agreement by and between SteelCloud, Inc. and Brian Hajost, dated June 8, 2004. (Filed as Exhibit 10.33 to the Company’s 10-K, dated January 26, 2005 (File No. 000-24015) and hereby incorporated by reference).

10.7	Sublease by and between SteelCloud and NEC America Inc., dated September 28, 2004. (Filed as Exhibit 10.35 to the Company’s 10-K, dated January 26, 2005 and hereby incorporated by reference).
10.8
Revised Rent Commencement Date Agreement, dated March 16, 2005 between OTR and the Company (Filed as Exhibit 10.36 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.9
Standard Industrial Gross Lease, dated November 4, 2004 between OTR and the Company and Lease Amendment #1, dated March 28, 2005 (Filed as Exhibit 10.37 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.10
Loan Agreement, dated January 22, 2004, by and between SteelCloud, Inc. and Wachovia Bank, National Association   and   Promissory Note issued by SteelCloud, Inc. on March 21, 2005 to Wachovia Bank, National Association (Filed as Exhibit 10.36 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.11	Employment Agreement by and between SteelCloud, Inc. and Clifton W. Sink (Filed as Exhibit 10.1 to the Company’s 8-K, dated June 8, 2006 (File No. 000-24015) and hereby incorporated by reference).
10.12	Separation Agreement by and between SteelCloud, Inc. and Thomas P. Dunne (Filed as Exhibit 10.1 to the Company’s 8-K, dated June 19, 2006 (File No. 000-24015) and hereby incorporated by reference).
10.13
Employment Agreement by and between SteelCloud, Inc. and Robert Richmond (Filed as Exhibit 10.1 to the Company’s 8-K, dated September 21, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.14
Amendment, dated April 19, 2006, to Employment Agreement by and between SteelCloud, Inc. and Brian Hajost, dated June 8, 2004, originally filed as Exhibit 10.33 to the Company’s 10-K, dated January 26, 2005 (Filed as Exhibit 10.42 to the Company’s 10-K, dated January 23, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.15
Employment Agreement as Executive Director by and between SteelCloud, Inc. and Robert E. Frick (Filed as Exhibit 10.1 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.16
Employment Agreement as President and Chief Executive Officer by and between SteelCloud, Inc. and Robert E. Frick (Filed as Exhibit 10.2 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.17
Employment Resignation Agreement and Release by and between SteelCloud, Inc. and Clifton W. Sink (Filed as Exhibit 10.2 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.18
Amendment, dated October 31, 2007, to Employment Agreement by and between SteelCloud, Inc. and Kevin Murphy, dated June 8, 2004, originally filed as Exhibit 10.32 to the Company’s 10-K, dated January 26, 2005. (Filed as Exhibit 10.1 to the Company’s 8-K, dated November 1, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.19	Amended 2002 Employee Stock Option Plan (Filed as Exhibit 4.1 to the Company’s S-8, dated June 25, 2007 (File No. 000-24015) and hereby incorporated by reference).
10.20	Amended Employee Stock Purchase Plan (Filed as Exhibit 4.3 to the Company’s S-8, dated June 25, 2007 (File No. 000-24015) and hereby incorporated by reference).
10.21
Form of Restricted Stock Agreement (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference.).

10.22
Amended 2007 Stock Option and Restricted Stock Plan (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference).

10.23
SteelCloud MEA Joint Venture Agreement dated October 2008 (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference).

10.24
Employment Agreement as President and Chief Executive Officer by and between SteelCloud, Inc. and Brian H. Hajost (Filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on February 5, 2009, and hereby incorporated by reference).

10.25
Employment Agreement Amendment by and between SteelCloud, Inc. and Kevin Murphy, dated February 28, 2009 (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on March 5, 2009, and hereby incorporated by reference).

10.26
Business Loan and Security Agreement dated as of July 1, 2009 by and between SteelCloud, Inc. and Caledonia Capital Corporation (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.27
Secured Promissory Note issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.2 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.27.1
Addendum (dated December 29, 2009) to Secured Promissory Note issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (Filed as Exhibit 10.27.1 to Amendment No.  7 to the Company’s Registration Statement dated December 30, 2009 (Registration No. 333-158703) and hereby incorporated by reference).

10.28
Warrant issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.3 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.29
Asset Purchase Agreement dated July 16, 2009, by and between SteelCloud, Inc. and NCS Technologies, Inc. (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on July 16, 2009, and hereby incorporated by reference).

10.30
Engagement letter dated September 3, 2009, by and between SteelCloud, Inc. and Westminster, a division of Hudson Securities, Inc. (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on September 10, 2009, and hereby incorporated by reference).

10.30.1
Amendment to engagement letter dated October 28, 2009, by and between SteelCloud, Inc. and Westminster, a division of Hudson Securities, Inc. (Filed as Exhibit 10.30.1 to Amendment No. 6 to the Company’s Registration Statement dated October 29, 2009 (Registration No. 333-158703) and hereby incorporated by reference)

10.30.2
Amendment to engagement letter dated December 29, 2009, by and between SteelCloud, Inc. and Westminster, a division of Hudson Securities, Inc. (Filed as Exhibit 10.30.2 to Amendment No. 7 to the Company’s Registration Statement dated December 30, 2009 (Registration No. 333-158703) and hereby incorporated by reference).

10.31
Line of Credit and Security Agreement dated November 3, 2009 by and between SteelCloud, Inc. and Caledonia Capital Corporation (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on November 9, 2009, and hereby incorporated by reference).

10.32
Revolving Line of Credit Promissory Note issued on November 3, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.2 to the Company’s 8-K, filed with the Commission on November 9, 2009, and hereby incorporated by reference).

10.33
Warrant issued on November 4, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.3 to the Company’s 8-K, filed with the Commission on November 9, 2009, and hereby incorporated by reference).

10.34
Warrant issued on November 23, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on November 23, 2009, and hereby incorporated by reference).

10.35
Allonge to Note dated as of December 29, 2009 by and between SteelCloud, Inc. and Caledonia Capital Corporation (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on January 5, 2010, and hereby incorporated by reference).

10.36
Purchase and Sale Agreement by and between SteelCloud, Inc. and Global Technology Partners, Inc., dated January 11, 2010 (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on January 15, 2010, and hereby incorporated by reference).

10.37
Release of Lien by and between SteelCloud, Inc. and Caledonia Capital Corporation, dated January 8, 2010 (filed as Exhibit 10.2 to the Company’s 8-K, filed with the Commission on January 15, 2010, and hereby incorporated by reference).

10.38
Lease Agreement, dated February 2, 2010, by and between SteelCloud, Inc. and Merritt-AB5, LLC (filed as Exhibit 19.38 to the Company’s 10-K, filed with the Commission on February 5, 2010, and hereby incorporated by reference).

*23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
*23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).
99.1	Correspondence from Kevin Murphy dated November 18 , 2009 (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on November 23, 2009, and hereby incorporated by reference)

*Filed herewith

Item 17.	Undertakings.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering;

4. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

5.  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to this offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to this offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

7. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a supplement to the prospectus included in this Registration Statement which sets forth, with respect to a particular offering, the specific number of shares of common stock to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashburn, State of Virginia on February 24, 2010.

STEELCLOUD, INC.
/s/ Brian H. Hajost
Brian H. Hajost Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Brian H. Hajost
Brian H. Hajost	Chief Executive Officer and President	February 24, 2010

/s/Steven Snyder
Steven Snyder	Vice President of Finance and Principal Financial Officer and Secretary	February 24, 2010

/s/VADM E.A. Burkhalter
VADM E. A. Burkhalter USN (Ret.)	Director	February 24, 2010

/s/James Bruno
James Bruno	Director	February 24, 2010

/s/Jay Kaplowitz
Jay Kaplowitz	Director	February 24, 2010

/s/Benjamin Krieger
Benjamin Krieger	Director	February 24, 2010

/s/Ashok Kaveeshwar
Ashok Kaveeshwar	Director	February 24, 2010

Exhibit Index

Exhibit Number	Description
3.1
Articles of Incorporation of the Company, dated February 25, 1998, and effective as of February 26, 1998.  (Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, Amendment No. 1, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

3.2
By-laws of the Company, effective as of March 5, 1998.  (Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

4.1	Specimen common stock certificate for the Company. (Filed as Exhibit 4.1 to the Company's S-8 dated July 15, 2002 (File No. 333-47631) and hereby incorporated by reference).
4.2	Form of Warrant. (Filed as Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement dated June 25, 2009 (Registration No. 333-158703) and hereby incorporated by reference).
4.3
Form of Placement Agent Warrant.  (Filed as Exhibit 4.3 to Amendment No. 5 to the Company’s Registration Statement dated October 23, 2009 (Registration No. 333-158703) and hereby incorporated by reference).

4.3.1
Amended Form of Placement Agent Warrant.  (Filed as Exhibit 4.3.1 to Amendment No. 6 to the Company’s Registration Statement dated October 29, 2009 (Registration No. 333-158703) and hereby incorporated by reference).

4.3.2
Amendment No. 2 to Form of Placement Agent Warrant (Filed as Exhibit 4.3.2 to Amendment No. 7 to the Company’s Registration Statement dated December 30, 2009 (Registration No. 333-158703) and hereby incorporated by reference).

*5.1	Legal Opinion of Gersten Savage LLP.
10.1
Employment Agreement by and between Dunn and Thomas P. Dunne (Filed as Exhibit 99.2 to Dunn's Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997 (File No. 000-24015) and hereby incorporated by reference).

10.2
1997 Amended Stock Option Plan.  (Filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-92406) and hereby incorporated by reference).

10.3
Agreement, dated May 5, 1997, by and between International Data Products, Corp. and the U.S. Air Force, the Desktop V Contract.  (Filed as Exhibit 10.13 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

10.4	Employee Stock Purchase Plan. (Filed as Exhibit 10.22 to the Company’s 10-K, dated February 16, 1999 (File No. 000-24015) and hereby incorporated by reference).
10.5
Employment Agreement by and between SteelCloud, Inc. and Kevin Murphy, dated June 8, 2004. (Filed as Exhibit 10.32 to the Company’s 10-K, dated January 26, 2005 (File No. 000-24015) and hereby incorporated by reference).

10.6
Employment Agreement by and between SteelCloud, Inc. and Brian Hajost, dated June 8, 2004. (Filed as Exhibit 10.33 to the Company’s 10-K, dated January 26, 2005 (File No. 000-24015) and hereby incorporated by reference).

10.7	Sublease by and between SteelCloud and NEC America Inc., dated September 28, 2004. (Filed as Exhibit 10.35 to the Company’s 10-K, dated January 26, 2005 and hereby incorporated by reference).
10.8
Revised Rent Commencement Date Agreement, dated March 16, 2005 between OTR and the Company (Filed as Exhibit 10.36 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.9
Standard Industrial Gross Lease, dated November 4, 2004 between OTR and the Company and Lease Amendment #1, dated March 28, 2005 (Filed as Exhibit 10.37 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.10
Loan Agreement, dated January 22, 2004, by and between SteelCloud, Inc. and Wachovia Bank, National Association   and   Promissory Note issued by SteelCloud, Inc. on March 21, 2005 to Wachovia Bank, National Association (Filed as Exhibit 10.36 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.11	Employment Agreement by and between SteelCloud, Inc. and Clifton W. Sink (Filed as Exhibit 10.1 to the Company’s 8-K, dated June 8, 2006 (File No. 000-24015) and hereby incorporated by reference).
10.12	Separation Agreement by and between SteelCloud, Inc. and Thomas P. Dunne (Filed as Exhibit 10.1 to the Company’s 8-K, dated June 19, 2006 (File No. 000-24015) and hereby incorporated by reference).
10.13
Employment Agreement by and between SteelCloud, Inc. and Robert Richmond (Filed as Exhibit 10.1 to the Company’s 8-K, dated September 21, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.14
Amendment, dated April 19, 2006, to Employment Agreement by and between SteelCloud, Inc. and Brian Hajost, dated June 8, 2004, originally filed as Exhibit 10.33 to the Company’s 10-K, dated January 26, 2005 (Filed as Exhibit 10.42 to the Company’s 10-K, dated January 23, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.15
Employment Agreement as Executive Director by and between SteelCloud, Inc. and Robert E. Frick (Filed as Exhibit 10.1 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.16
Employment Agreement as President and Chief Executive Officer by and between SteelCloud, Inc. and Robert E. Frick (Filed as Exhibit 10.2 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.17
Employment Resignation Agreement and Release by and between SteelCloud, Inc. and Clifton W. Sink (Filed as Exhibit 10.2 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.18
Amendment, dated October 31, 2007, to Employment Agreement by and between SteelCloud, Inc. and Kevin Murphy, dated June 8, 2004, originally filed as Exhibit 10.32 to the Company’s 10-K, dated January 26, 2005. (Filed as Exhibit 10.1 to the Company’s 8-K, dated November 1, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.19	Amended 2002 Employee Stock Option Plan (Filed as Exhibit 4.1 to the Company’s S-8, dated June 25, 2007 (File No. 000-24015) and hereby incorporated by reference).
10.20	Amended Employee Stock Purchase Plan (Filed as Exhibit 4.3 to the Company’s S-8, dated June 25, 2007 (File No. 000-24015) and hereby incorporated by reference).
10.21
Form of Restricted Stock Agreement (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference.).

10.22
Amended 2007 Stock Option and Restricted Stock Plan (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference).

10.23
SteelCloud MEA Joint Venture Agreement dated October 2008 (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference).

10.24
Employment Agreement as President and Chief Executive Officer by and between SteelCloud, Inc. and Brian H. Hajost (Filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on February 5, 2009, and hereby incorporated by reference).

10.25
Employment Agreement Amendment by and between SteelCloud, Inc. and Kevin Murphy, dated February 28, 2009 (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on March 5, 2009, and hereby incorporated by reference).

10.26
Business Loan and Security Agreement dated as of July 1, 2009 by and between SteelCloud, Inc. and Caledonia Capital Corporation (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.27
Secured Promissory Note issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.2 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.27.1
Addendum (dated December 29, 2009) to Secured Promissory Note issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (Filed as Exhibit 10.27.1 to Amendment No.   7 to the Company’s Registration Statement dated December 30, 2009 (Registration No. 333-158703) and hereby incorporated by reference).

10.28
Warrant issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.3 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.29
Asset Purchase Agreement dated July 16, 2009, by and between SteelCloud, Inc. and NCS Technologies, Inc. (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on July 16, 2009, and hereby incorporated by reference).

10.30
Engagement letter dated September 3, 2009, by and between SteelCloud, Inc. and Westminster, a division of Hudson Securities, Inc. (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on September 10, 2009, and hereby incorporated by reference).

10.30.1
Amendment to engagement letter dated October 28, 2009, by and between SteelCloud, Inc. and Westminster, a division of Hudson Securities, Inc. (Filed as Exhibit 10.30.1 to Amendment No. 6 to the Company’s Registration Statement dated October 29, 2009 (Registration No. 333-158703) and hereby incorporated by reference)

10.30.2
Amendment to engagement letter dated December 29, 2009, by and between SteelCloud, Inc. and Westminster, a division of Hudson Securities, Inc. (Filed as Exhibit 10.30.2 to Amendment No. 7 to the Company’s Registration Statement dated December 30, 2009 (Registration No. 333-158703) and hereby incorporated by reference).

10.31
Line of Credit and Security Agreement dated November 3, 2009 by and between SteelCloud, Inc. and Caledonia Capital Corporation (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on November 9, 2009, and hereby incorporated by reference).

10.32
Revolving Line of Credit Promissory Note issued on November 3, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.2 to the Company’s 8-K, filed with the Commission on November 9, 2009, and hereby incorporated by reference).

10.33
Warrant issued on November 4, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.3 to the Company’s 8-K, filed with the Commission on November 9, 2009, and hereby incorporated by reference).

10.34
Warrant issued on November 23, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on November 23, 2009, and hereby incorporated by reference).

10.35
Allonge to Note dated as of December 29, 2009 by and between SteelCloud, Inc. and Caledonia Capital Corporation (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on January 5, 2010, and hereby incorporated by reference).

10.36
Purchase and Sale Agreement by and between SteelCloud, Inc. and Global Technology Partners, Inc., dated January 11, 2010 (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on January 15, 2010, and hereby incorporated by reference).

10.37
Release of Lien by and between SteelCloud, Inc. and Caledonia Capital Corporation, dated January 8, 2010 (filed as Exhibit 10.2 to the Company’s 8-K, filed with the Commission on January 15, 2010, and hereby incorporated by reference).

10.38
Lease Agreement, dated February 2, 2010, by and between SteelCloud, Inc. and Merritt-AB5, LLC (filed as Exhibit 19.38 to the Company’s 10-K, filed with the Commission on February 5, 2010, and hereby incorporated by reference).

*23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
*23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).
99.1	Correspondence from Kevin Murphy dated November 18 , 2009 (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on November 23, 2009, and hereby incorporated by reference)

*Filed herewith